Exhibit 99.1

EXECUTION VERSION

DEBTOR-IN-POSSESSION TERM LOAN AGREEMENT

DATED AS OF

APRIL 9, 2015

AMONG

ANCHOR HOCKING, LLC,

AS BORROWER AGENT,

ONEIDA LTD.,

AS BORROWER,

UNIVERSAL TABLETOP, INC.,

AS HOLDINGS,

VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO,

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-

POSSESSION FACILITY

-i-

-ii-

-iii-

-iv-

Section 12.17	Electronic Execution of Assignments and Certain Other Documents	127
Section 12.18	USA PATRIOT Act	127
Section 12.19	Judgment Currency	127
Section 12.20	ABL Intercreditor Agreement	128

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SCHEDULES

1.01(a)-1	Immaterial Subsidiaries
1.01(a)-2	Real Property Subject to Mortgages
2.01	Commitments
2.04	Applicable Portions
5.06	Litigation
5.08(a)	Liens
5.08(b)	Owned Real Property
5.09	Environmental Matters
5.13	Subsidiaries; Other Equity Investments
7.03	Existing Indebtedness
7.08	Transactions with Affiliates
12.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of
A	Committed Loan Notice
B	Notice of Withdrawal
C	Prepayment Notice
D	Budget
E	Assignment and Assumption
F	Exit Fee Assignment
G-1	U.S. Tax Compliance Certificate
G-2	U.S. Tax Compliance Certificate
G-3	U.S. Tax Compliance Certificate
G-4	U.S. Tax Compliance Certificate
H	[Reserved]
I	Exit Term Sheet
J	Interim Bankruptcy Court Order

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DEBTOR-IN-POSSESSION TERM LOAN AGREEMENT

This DEBTOR-IN-POSSESSION TERM LOAN AGREEMENT (“Agreement”) is entered into as of April 9, 2015, among ANCHOR HOCKING, LLC, a Delaware limited liability company, as debtor and debtor-in-possession (“Anchor” ), ONEIDA LTD., a Delaware corporation, as debtor and debtor-in-possession (“Oneida” and together with Anchor, each individually a “Borrower” and collectively, “Borrowers”), UNIVERSAL TABLETOP, INC., a Delaware corporation, as debtor and debtor-in-possession (“Holdings”) and certain of its subsidiaries party hereto, each as debtor and debtor-in-possession (together with Holdings, the “Guarantors”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent.

WHEREAS, EveryWare Global, Inc. (“Parent”) and the Loan Parties have commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code (as hereinafter defined) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and the Borrowers continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Borrowers have asked the Lenders to make post-petition loans and advances to the Borrowers comprising a term loan facility in an aggregate principal amount not to exceed $40,000,000. The Lenders have severally, and not jointly, agreed to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth; and

WHEREAS, to provide security for the repayment of the Term Loan (as hereinafter defined), and the payment of the other Obligations (as hereinafter defined) of the Loan Parties hereunder and under the Loan Documents (as hereinafter defined), the Loan Parties will provide and grant to the Administrative Agent, for its benefit and the benefit of the Lenders, certain security interests, liens, and other rights and protections pursuant to the terms hereof, and, in the case of the Loan Parties, security interests and liens pursuant to Sections 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code, and super-priority administrative expense claims pursuant to Section 364(c)(1) of the Bankruptcy Code, and other rights and protections, as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” means the “Administrative Agent” under (and as defined in) the ABL Credit Agreement.

“ABL Collateral” has the meaning specified in Section 10.05(a)(iv).

“ABL Collateral Documents” means the security agreements, the mortgages and each of the other agreements, instruments or documents that create or purport to create a Lien in favor of the ABL Agent for the benefit of the ABL Lenders.

“ABL Credit Agreement” means that certain Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013, as amended, modified or otherwise supplemented from time to time including by that certain Ratification and Amendment Agreement, dated on or about April 9, 2015 (and as further amended, modified or otherwise supplemented from time to time), among the ABL Loan Parties, the ABL Lenders, the ABL Agent and the other parties thereto from time to time.

“ABL Facility Indebtedness” means the “Obligations” as such term is defined in the ABL Credit Agreement.

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement, dated as of May 21, 2013, as amended by the Bankruptcy Court Orders (and as further amended and supplemented from time to time), among the Loan Parties, the Prepetition Term Agent and the ABL Agent.

“ABL Lenders” means the “Lenders” under (and as defined in) the ABL Credit Agreement.

“ABL Loan Documents” means the ABL Credit Agreement, the ABL Collateral Documents and each of the other agreements, instruments or documents related thereto.

“ABL Loan Parties” means the “Loan Parties” under (and as defined in) the ABL Credit Agreement.

“Act” has the meaning specified in Section 12.18.

“Adequate Protection Orders” has the meaning specified in Section 4.01.

“Administrative Agent” means Wilmington Trust, National Association in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 12.02, or such other address or account as the Administrative Agent may from time to time notify Borrower Agent and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding anything herein to the contrary, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party by virtue of its execution of this Agreement.

“Agent Parties” has the meaning specified in Section 12.02(c).

“Aggregate Term Commitments” means the Term Commitments of all the Lenders.

“Agreement” means this Debtor-in-Possession Term Loan Agreement.

“Agreement Currency” has the meaning specified in Section 12.19.

“Allowed Professional Fees” has the meaning specified in Section 10.05(d).

“Alternative Currency” means lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.

“Anchor” has the meaning specified in the introductory paragraph hereto.

“Anchor Canada” means Anchor Hocking Canada, Inc., a Canadian corporation.

“Annual Financial Statements” means the audited consolidated balance sheets of Holdings and its Subsidiaries for the Fiscal Year ended 2013.

“Applicable Holders” means the Lenders on the Closing Date and each Eligible Exit Fee Assignee that executes and delivers an Exit Fee Assignment in accordance with Section 2.04(iv). For the avoidance of doubt, an Applicable Holder, solely in its capacity as such, shall not be a “Lender” for purposes of determining the percentage under the definition of “Required Lenders” or any other matter requiring a vote of the Lenders or the Lender’s satisfaction, waiver, consent or approval.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate principal amount of all Term Commitments and, as applicable and without duplication, the Term Loan then outstanding represented by the principal amount of such Lender’s Term Commitments and, as applicable and without duplication, the Term Loan outstanding at such time. The initial Applicable Percentage of each Lender in respect of the Term Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Portion” has the meaning specified Section 2.04(d).

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurodollar liabilities” (as such term is defined in Regulation D of the FRB) under regulations issued from time to time by the FRB or other applicable banking regulator. A Eurodollar Rate Loan shall be deemed to constitute Eurodollar liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Plan of Reorganization” means a plan of reorganization and disclosure statement filed by the Loan Parties with the Bankruptcy Court that are acceptable in form and substance to the Administrative Agent and the Required Lenders.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Avoidance Actions” means all causes of action arising under Chapter 5 of the Bankruptcy Code and any proceeds therefrom.

“Backstop Lenders” means each Lender party to the Backstop Commitment Letter.

“Backstop Commitment Letter” means the letter agreement dated as of March 31, 2015, between the Borrowers, Holdings and the Backstop Lenders.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” has the meaning specified therefor in the recitals hereto.

“Bankruptcy Court Order” means the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the Eurodollar Rate that would be payable on such day for a Eurodollar Rate Loan with a one-month Interest Period plus 1.00%; provided that the Base Rate will be deemed not to be less than 2.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Term Loan that bears interest at the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Agent” has the meaning specified in Section 2.12.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Notice” means a notification to the Borrower Agent that improvement(s) to an improved real property is located in a special flood hazard area.

“Budget” means the 14-week budget of the Loan Parties broken down by week, including the anticipated receipts and disbursements for such period, a summary of which is attached as Exhibit D.

“Budget Testing Period” has the meaning specified in Section 7.11(a).

“Budget Testing Date” has the meaning specified in Section 7.11(a).

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition or maintenance of any fixed or capital asset, in each case, that are capitalized in accordance with GAAP (without giving effect to FASB ASC 840).

“Capital Lease” means, with respect to any Person, any lease that is required by GAAP (but without giving effect to FASB ASC 840) to be capitalized on a balance sheet of such Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Carve Out” has the meaning specified in Section 10.05(d).

“Carve Out Reserves” has the meaning specified in Section 10.05(e).

“Carve Out Trigger Notice” has the meaning specified in Section 10.05(d).

“Cash Equivalents” means any of the following types of Investments:

(a) Dollars, Pounds Sterling, Euros or any other currency to the extent utilized in connection with the conduct of the business of Holdings or any of its Subsidiaries;

(b) securities issued or directly and fully guaranteed or insured by the United States, any province of Canada, any member state of the European Union, or any agency or instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof);

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) any bank or trust company, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) of this definition and (iii) has net assets of not less than $5,000,000,000 and has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(d) commercial paper issued by any Person organized under the laws of any state of the United States and maturing no more than 365 days from the time of the acquisition thereof, and having, at the time of acquisition thereof, a rating of A-2 (or the then equivalent grade) or better from S&P or P-2 (or the then equivalent grade) or better from Moody’s;

(e) Investments, classified in accordance with GAAP as current assets of Holdings or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (b), (c) and (d) of this definition;

(f) repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any Person referenced in clause (c) above;

(g) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Person referenced in clause (c);

(h) bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(i) interests in any investment company, money market or enhanced high yield fund which invests at least 90% of its assets in instruments of the type specified in clauses (a) through (h) above;

(j) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof); and

(k) instruments and investments equivalent to those referred to in clauses (a) through (j) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used in any jurisdiction outside the United States in connection with any business conducted in such jurisdiction.

“Cash Management Orders” has the meaning specified in Section 4.01(c).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(a) (1) any “person” or “group” (within the meaning of the Securities and Exchange Act of 1934, as amended), other than Monomoy Capital Partners, L.P. and its Affiliates, the Prepetition Term Lenders and the Lenders, is or becomes the “beneficial owner” (within the meaning of Rule 13(d)-3 and 13(d)-5 of the Securities and Exchange Act of 1934, as amended, directly or indirectly, of more than 35% of the Equity Interests of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right) or (2) Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests in each Borrower on a fully-diluted basis;

(b) during each period of twelve consecutive months, individuals who, at the beginning of such period, constituted the board of directors (or similar governing body) of Holdings (together with any directors whose election by the board of directors of Holdings or whose nomination for election by the members of Holdings was approved by a vote of at least a majority of the directors (or members of a similar governing body) then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability or termination of employment to constitute a majority of the directors (or members of a similar governing body) then in office; or

(c) a “Change of Control,” “Change in Control” or similar event shall occur under the ABL Credit Agreement, any other Indebtedness (other than under the Prepetition Term Loan Agreement) of Holdings or any of its Subsidiaries with an aggregate principal amount in excess of the Threshold Amount (to the extent that the occurrence of such event permits the holders of Indebtedness thereunder to accelerate the maturity thereof or to resell such other Indebtedness to Holdings or any of its Subsidiaries, or requires Holdings or any of its Subsidiaries to repay, or offer to repurchase, such Indebtedness).

“Chapter 11 Cases” has the meaning specified therefor in the recitals hereto.

“Closing Date” means the first date all the conditions in Section 4.01 have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and the “DIP Term Collateral” referred to in the Bankruptcy Court Orders.

“Collateral Documents” means, collectively, this Agreement, each of the mortgages, collateral assignments, supplements to all of the foregoing, security agreements, pledge agreements, control agreements or other similar agreements delivered to the Administrative Agent in connection with this Agreement, and each of the other agreements, instruments or documents (including, without limitation, patent, trademark or copyright filings) that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Committed Loan Notice” means a notice of the Term Borrowing, which shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Confirmation Order” means an order of the Bankruptcy Court, in form and substance acceptable to the Administrative Agent and the Required Lenders, confirming the Approved Plan of Reorganization.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus the following, without duplication, and except with respect to clauses (o) and (q) below, to the extent deducted in calculating such Consolidated Net Income: (a) depreciation expense, (b) amortization expense, (c) the annual provision attributed to a management long-term incentive plan, and other FASB ASC 718 compensation expense, if applicable, (d) other non-cash deductions, losses or expenses that do not represent an accrual or reserve for potential cash items in any future period, (e) provision for LIFO and deferred variance adjustments for inventory valuations, (f) consolidated Federal, state and local income tax expenses, (g) Consolidated Interest Charges, (h) extraordinary losses, (i) any non-cash non-recurring charge or non-cash restructuring charges (to include, but not be limited to, write-downs to goodwill and other intangible assets as covered by FASB ASC 350, 360 and 840, barter credits, inventory and accounts receivable (including trade receivables and duty drawback receivables)) and also including, without duplication, any other non-cash restructuring costs as allowed under GAAP (including, but not limited to FASB ASC 420 Accounting for Costs Associated with Exit or Disposal Activities), (j) cash restructuring charges, fees and expenses; provided that the aggregate amount of all items added back pursuant to this clause (j) shall not exceed 15% of Consolidated EBITDA for such period calculated on a pro forma basis after giving effect to all adjustments thereto, (k) professional fees and expenses incurred and costs under employee retention programs, (1) foreign currency translation gains or losses as shown on the consolidated statement of income of Holdings and its Subsidiaries, (m) [reserved], (n) any fees, indemnities and expenses paid to the members of the board of directors (or similar governing body, including members of committees or subcommittees thereof) of Holdings and any of direct and indirect parent entities thereof for periods beginning on or after the Closing Date, (o) business interruption insurance proceeds, (p) any fees, costs or expenses incurred in connection with Permitted Acquisitions or potential Permitted Acquisitions (whether consummated or not), and (q) the amount of “run rate” cost savings, operating expense reductions and cost synergies projected by Holdings in good faith to result from actions taken or committed to be taken no later than twelve (12) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and cost synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and cost synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or committed to be taken, net of the amount of actual benefits realized during such period from such actions); provided that the aggregate amount of cost savings, operating expense reductions and cost synergies added back pursuant to this clause (q), and clause (C) in the paragraph directly below, for any period shall not exceed 7.0% of Consolidated EBITDA for such period calculated on a pro forma basis after giving effect to all adjustments thereto, and minus, without duplication, (i) non-cash gains included in Consolidated Net Income for such Measurement Period, (ii) any cash payments made in such Measurement Period in respect of non-cash charges taken in any prior Measurement Period, (iii) to the extent not deducted in the calculation of net income, actual fees, costs and expenses associated with the proceeds of business interruption insurance to the extent such amounts are the basis of such recovery and (iv) extraordinary gains.

“Consolidated Interest Charges” means, for any Measurement Period, consolidated interest expense (net of interest income) for such period whether paid or accrued and whether or not capitalized(including, without limitation, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capital Leases, imputed interest with respect to Attributable Indebtedness, and commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, amortization of debt issuance costs and of original issue discount, net payments, if any, pursuant to interest Swap Contracts in respect of Indebtedness), in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or net loss) of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period taken as a single accounting period, after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including, without limitation, reserves for deferred taxes) and all other proper deductions, all determined in conformity with GAAP; provided that Consolidated Net Income shall exclude, without duplication, (a) the net income (or net loss) for such Measurement Period of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, Holdings or a Subsidiary of Holdings; (b) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of investments and other capital assets, provided that there shall also be excluded any related charges for taxes thereon; (c) any net gain arising from the collection of the proceeds of any insurance policy; (d) any cancellation of debt income; and (e) any other extraordinary item, as determined according to GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Expenses” means those expenses properly included in the line item “Corporate Expenses” on the financial statements of Holdings and its Subsidiaries in accordance with GAAP and as allocated by Holdings and its Subsidiaries consistent with past practice.

“Credit Date” means the date of the Credit Extension.

“Credit Extension” means the Term Borrowing.

“Debtor Professionals” has the meaning specified in Section 10.05(d).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of notice, the passage of the applicable grace periods, or both, would be an Event of Default.

“Default Rate” means an interest rate (before as well as after judgment) equal to the applicable interest rate plus 2.00% per annum.

“Deposit Account” has the meaning specified in the Prepetition Term Loan Collateral Agreement.

“DIP Superpriority Claim” has the meaning specified in Section 10.05(a).

“DIP Term Loan Funding Account” means the trust account established by the Administrative Agent in which the proceeds of the Term Loan shall be deposited and held as provided herein.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Term Loan and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Term Loan and all other Obligations that are accrued and payable), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or any of its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means, with respect to any Person, each Subsidiary of such Person that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 12.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.06(b)(iii)).

“Eligible Exit Fee Assignee” means each Person that meets the requirements to be an assignee under Section 2.04(d)(iv) (subject to the consent required under Section 2.04(d)(iv)).

“Environmental Claim” means any notice, claim, demand, action, suit, lien, litigation, toxic tort, proceeding, demand, request for information, complaint, citation, summons, investigation, notice of non-compliance or violation, cause of action, consent order, consent decree, investigation, or other proceeding by or from any Governmental Authority or any other Person, relating in any way to any non-compliance with, or liability arising under, Environmental Law.

“Environmental Laws” means any and all Laws relating to human health and safety, pollution, the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials and water emissions and discharges.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer

Plan is in reorganization under Section 4241 of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; or (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Eurodollar liabilities” has the meaning specified in Section 3.04(e).

“Eurodollar Rate” means for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward, if necessary, to the next whole multiple of 1/100 of 1.00%) (i) (x) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate or the successor thereto if the British Bankers Association is no longer making such rate available (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (y) in the event the rate referenced in the preceding clause (x) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits or the successor thereto if the British Bankers Association is no longer making such rate available (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (z) in the event the rates referenced in the preceding clauses (x) and (y) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in Same Day Funds comparable to the principal amount of the applicable Term Loan of the Lenders for which the Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (x) one minus (y) the Applicable Reserve Requirement. Notwithstanding the foregoing, with respect to the Term Loan, if the rate described in the preceding sentence would be less than 1.00% per annum, then the “Eurodollar Rate” will be deemed to be 1.00% per annum.

“Eurodollar Rate Loan” means a Term Loan that bears interest at a rate based on the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Evidence of Flood Insurance” means a copy of any of the following: the flood insurance policy, each Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Required Lenders.

“Excluded Accounts” means with respect to each Loan Party, (i) Deposit Accounts used solely for payroll, employee benefits, tax and other trust purposes and (ii) other Deposit Accounts; provided that the aggregate amount of cash held by the Loan Parties in such accounts shall not at any time exceed $1,000,000 in the aggregate.

“Excluded Assets” means (i) any permit, lease or license held by a Loan Parties that either validly prohibits the creation of a security interest therein or to the extent that any requirement of Law applicable thereto prohibits the creation of a security interest therein and (ii) any shares of Foreign Subsidiary Voting Stock in excess of 65% of the outstanding Foreign Subsidiary Voting Stock of any given Foreign Subsidiary or FSHCO, in each case, other than any proceeds thereof.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of a Borrower or a Guarantor, (b) any Foreign Subsidiary, (c) any Immaterial Subsidiary, (d) any Subsidiary that is prohibited by applicable Law or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (e) any FSHCO, (f) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary or of a FSHCO, (g) any other Subsidiary with respect to which, as reasonably determined by Borrowers, the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee outweighs the benefits to be obtained by the Lenders therefrom, (h) any not-for-profit Subsidiaries, (i) any special purpose securitization vehicle (or similar entity) and (j) any captive insurance subsidiaries. Notwithstanding the foregoing, in no event shall any Subsidiary that is an obligor under any Indebtedness incurred pursuant to Section 7.03(a)(ii) be an Excluded Subsidiary.

“Excluded Subsidiary Assets” means any assets of a Canadian Subsidiary of a Loan Party to the extent that the creation of a security interest therein would have a material adverse tax implication.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Collateral Documents to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.

“Excluded Taxes” means, with respect to the Administrative Agent or any Lender, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes (in lieu of net income Taxes), and branch profits Taxes in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are Other Connection Taxes; (b) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii); (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower Agent under Section 12.13), any United States federal withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except that in the case of a Foreign Lender that designates a new Lending Office or becomes a party to this Agreement pursuant to an assignment, withholding Taxes shall not be Excluded Taxes to the extent that such Taxes were not Excluded Taxes with respect to such Foreign Lender or its assignor, as the case may be, immediately before such designation of a new Lending Office or assignment; and (d) in respect of any Lender, any U.S. federal withholding Taxes imposed under FATCA attributable to such Lender’s failure to comply with Section 3.01(e)(iii) in a manner indicating that no withholding under FATCA is applicable to payments hereunder to such Lender.

“Exit Fee Assignment” means an assignment and assumption entered into by an Applicable Holder and an Eligible Exit Fee Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Exit Conversion” has the meaning specified in Section 2.04(a).

“Exit Credit Agreement” has the meaning specified in Section 2.04(b).

“Exit Fee Register” has the meaning specified in Section 2.04(d)(v).

“Exit Term Sheet” means the Term Sheet attached hereto as Exhibit I.

“Extraordinary Receipt” means any cash received by or paid to any Person as a result of (i) proceeds of insurance (other than proceeds of business interruption insurance) and (ii) condemnation awards (and payments in lieu thereof); provided, however, that for purposes of clauses (i) and (ii) hereof, an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards are received by any Person in respect of any third-party claim against, or liability of, such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim or liability and the costs and expenses of such Person with respect thereto.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreement with respect thereto and applicable official implementing guidance thereunder.

“Federal Funds Effective Rate” means, for any day, the rate per annum (expressed as a decimal rounded upwards, if necessary, to the next higher 1/100 of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement dated as of April 9, 2015, between the Borrowers and the Administrative Agent.

“Final Bankruptcy Court Order” means the final order of the Bankruptcy Court with respect to the Loan Parties, in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole discretion, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent).

“Final Bankruptcy Court Order Entry Date” means the date on which the Final Bankruptcy Court Order shall have been entered on the docket of the Bankruptcy Court.

“Fiscal Quarter” means each of the four quarterly periods which constitute a Fiscal Year.

“Fiscal Year” means the fiscal year for financial reporting purposes of Holdings and its Subsidiaries, on a consolidated basis, ending on December 31 of each calendar year.

“Flood Determination Form” means a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination form.

“Flood Documents” means, collectively, the (A) Flood Determination Form, (B) (if applicable) a Borrower Notice and notification to Borrower Agent that flood insurance coverage under the NFIP is not available because the community does not participate in the NFIP, (C) documentation evidencing Borrower Agent’s receipt of Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery), and (D) if Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, Evidence of Flood Insurance.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973 and (iii) the National Flood Insurance Reform Act of 1994, each as now or hereafter in effect or any successor statute thereof and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(d).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Plan” has the meaning specified in Section 5.12(d).

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary.

“Foreign Subsidiary Voting Stock” means the voting Equity Interests of any Foreign Subsidiary or FSHCO.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FSHCO” means any Domestic Subsidiary that holds no material assets other than equity (and debt, if any) of one or more CFCs or other FSHCOs.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States that are applicable to the circumstances as of the date of determination (but without giving effect to FASB ASC 840).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the National Association of Insurance Commissioners and any supranational bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets or Permitted Acquisitions permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the introductory paragraph hereto.

“Hazardous Materials” means all explosive or radioactive substances or wastes, contaminants, pollutants or hazardous or toxic substances, wastes or materials or any other substances or materials regulated under or defined in any Environmental Law, including petroleum, its derivatives or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Immaterial Subsidiary” means, at any time, in respect of all Subsidiaries of Holdings not otherwise an Excluded Subsidiary (other than Borrowers) for which (a) (i) the assets of each such Subsidiary constitute less than 2.5% of the total assets of Holdings and its Subsidiaries on a consolidated basis and (ii) the Consolidated EBITDA of each such Subsidiary accounts for less than 2.5% of the Consolidated EBITDA of the Holdings and its Subsidiaries for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), and (b) (i) the assets of all such Subsidiaries constitute 5.0% or less than the total assets of the Holdings and its Subsidiaries on a consolidated basis, and (ii) the Consolidated EBITDA of all relevant Subsidiaries accounts for less than 5.0% of the Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), and in each case such Subsidiary has been designated as an Immaterial Subsidiary by Borrowers on Schedule 1.01(a)-1 or, if after the Closing Date, in a written notice delivered to the Administrative Agent.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations, other than intercompany items, of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and accrued expenses arising in the ordinary course of business and (ii) earnouts, holdbacks and other deferred payment of consideration in acquisitions and other Investments except to the extent not paid after becoming due);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business)), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) Capital Leases and Synthetic Lease Obligations;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (B) in the case of Holdings and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extension of terms) and made in the ordinary course of business and (C) exclude (i) accruals for payroll and other liabilities accrued in the ordinary course of business and (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Liabilities” has the meaning specified in Section 12.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 12.04(b).

“Information” has the meaning specified in Section 12.07.

“Intercompany Subordination Agreement” means the agreement, dated as of May 21, 2013 (as amended and supplemented from time to time), among the Loan Parties, the other Subsidiaries of Holdings party thereto from time to time, the Prepetition Term Agent and the ABL Agent.

“Interest Payment Date” means the last day of each Interest Period applicable to the Term Loan and the Maturity Date; provided, however, that upon the conversion of the Eurodollar Rate Loan of a Lender to a Base Rate Loan pursuant to Section 3.02 or Section 3.03, as to any Base Rate Loan, the last Business Day of each month and the Maturity Date of the Term Loan.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed and ending on the date one month thereafter; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Interim Bankruptcy Court Order” means the order of the Bankruptcy Court with respect to the Loan Parties, in the form of Exhibit J hereto, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent).

“Interim Bankruptcy Court Order Entry Date” means the date on which the Interim Bankruptcy Court Order shall have been entered on the docket of the Bankruptcy Court.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person (including pursuant to a merger, consolidation, amalgamation or similar transaction), (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (excluding, in the case of the Loan Parties, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extension of terms)), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, less all Returns received in respect thereof.

“IP Rights” has the meaning specified in Section 5.18.

“IRS” means the United States Internal Revenue Service.

“Joint Disclosure Statement and Plan Confirmation Hearing” means the joint hearing to consider the adequacy of the disclosure statement related to the Plan of Reorganization, approval of the Borrowers’ prepetition solicitation of the Prepetition Term Lenders, and confirmation of the Plan of Reorganization.

“Judgment Currency” has the meaning specified in Section 12.19.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to the Term Loan.

“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, licenses, authorizations and permits of any Governmental Authority.

“Lender” means any Lender that holds a Term Commitment and/or Term Loan, as applicable, at such time.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower Agent and the Administrative Agent in writing.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or other security interest or preferential arrangement, in each case, in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right-of-way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, the filing of a UCC financing statement that is a protective lease filing in respect of an operating lease does not constitute a Lien solely on account of being filed in a public office.

“Loan Documents” means the Restructuring Support Agreement, this Agreement, the ABL Intercreditor Agreement and the Collateral Documents, the Fee Letter, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order, the Confirmation Order and any other agreement, instrument, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Obligation.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Material Adverse Effect” means a material adverse effect upon (a) the operations, business, properties or financial condition of the Loan Parties and their Subsidiaries, taken as a whole (other than by virtue of the commencement of the Chapter 11 Cases and the events and conditions related and/or leading up to and effects thereof); (b) the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, taken as a whole; or (c) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents.

“Maturity Date” means the date which is the earliest of (i) the date which is 75 days following the Petition Date, (ii) the earlier of the maturity date or the acceleration of the loans under the ABL Credit Agreement, (iii) the earlier of the effective date and the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code), in each case, of the Approved Plan of Reorganization that has been confirmed by the Confirmation Order, (iv) the date the Bankruptcy Court converts any of the Chapter 11 Cases to a Chapter 7 case, (v) such earlier date on which the Term Loan and other Obligations for the payment of money shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents and (vi) the date that is 30 days after the Interim Bankruptcy Court Order Entry Date if the Final Bankruptcy Court Order Entry Date shall not have occurred; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately succeeding Business Day.

“Maximum Rate” has the meaning specified in Section 12.09.

“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters of Holdings or, if fewer than four consecutive Fiscal Quarters of Holdings have been completed since the Closing Date, the Fiscal Quarters of Holdings that have been completed since the Closing Date.

“MNPI” has the meaning specified in Section 6.02.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto

“Mortgaged Property” means the owned real property located in the United States having a value in excess of $1,000,000 that is subject to a deed of trust, trust deed, deed to secure debt or mortgage as listed on Schedule 1.01(a)-2.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years has made or been obligated to make contributions.

“Net Cash Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries or any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash actually received in connection with such transaction (including any cash actually received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) less (ii) the sum of (A) the principal amount of any Indebtedness that secured is by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred (or reasonably expected to be incurred) by such Loan Party or such Subsidiary in connection with such transaction, (C) taxes or Permitted Tax Distributions reasonably paid or estimated to be actually payable or, without duplication, permitted to be paid, in connection with the relevant transaction, including any taxes payable as a result of any gain recognized in connection therewith (the “cash proceeds”); provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall be a reduction of the Taxes previously taken into account under subclause (C) for purposes of redetermining Net Cash Proceeds, (D) appropriate amounts that must be set aside as a reserve in accordance with GAAP or pursuant to any contract or agreement against any indemnities or liabilities (contingent or otherwise) associated with such Disposition or Extraordinary Receipt, (E) in the case of any Disposition or Extraordinary Receipt by a non-wholly owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (E)) attributable to minority interests and not available for distribution to or for the account of Holdings or a wholly-owned Subsidiary as a result thereof, and (F) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such escrow to Holdings or any Subsidiary thereof, such amounts net of any related expenses shall constitute Net Cash Proceeds); provided, further, that if (x) a Responsible Officer of Borrower Agent shall deliver a certificate to the Administrative Agent prior to the date on which a prepayment of the cash proceeds is required to be made with respect to any Disposition or Extraordinary Receipt hereunder setting forth that Holdings intend to reinvest such cash proceeds in assets useful in the business of Holdings and its Subsidiaries within 365-days of receipt of such cash proceeds (provided that if, prior to the expiration of such 365-day period, Holdings or a Subsidiary shall have entered into a binding agreement providing for such investment on or prior to the date that is 180 days after the expiration of such 365-day period, such 365-day period shall be extended to the date provided for such investment in such binding agreement or such longer period as the Required Lenders may agree in their reasonable discretion) and (y) at the time of delivery of such certificate and at the time of the proposed reinvestment of such cash proceeds no Event of Default shall have occurred and be continuing, such cash proceeds shall not constitute Net Cash Proceeds except to the extent not so reinvested by the end of such 365-day period (or such additional periods, if applicable, provided for in the proviso to clause (x) above) and (b) with respect to any incurrence or issuance of Indebtedness by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the cash proceeds received in connection with such transaction over (ii) the out-of-pocket expenses incurred (or reasonably expect to be incurred) by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, attorneys’ fees, investment banking fees, accountants’ fees, consulting fees, underwriting discounts and commissions, placement fees and other fees and expenses (including legal fees and expenses) actually incurred in connection therewith).

“NFIP” means National Flood Insurance Program.

“Notice of Withdrawal” has the meaning specified in Section 2.02(d).

“Obligations” means all advances to, and debts, liabilities and obligations of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” has the meaning specified in Section 5.22.

“Oneida” has the meaning specified in the introductory paragraph hereto.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from one or more of the following: such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Term Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, mortgage or mortgage recording Taxes, any other excise or property Taxes, or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means the aggregate outstanding principal amount of the Term Loan after giving effect to any borrowings and prepayments or repayments of the Term Loan occurring on such date.

“Parent” has the meaning specified therefor in the first recital hereto.

“Participant” has the meaning specified in Section 12.06(d).

“Participant Register” has the meaning specified in Section 12.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (other than any Multiemployer Plan) that is maintained or is contributed to by any Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any investment by any Subsidiary of Holdings in the form of acquisitions of all or substantially all of the business or a line of business or a separate operation (whether by merger, consolidation, amalgamation or similar transaction or the acquisition of capital stock, assets or any combination of the foregoing) of any other Person if:

(a) the board of directors of the acquired company shall have approved the acquisition prior to closing (except in the case of an acquisition of a Subsidiary of an entity, or of assets of an entity); and

(b) such Permitted Acquisition is made in accordance with the Budget.

“Permitted Disbursement Variation” means, the percentage set forth below opposite such Budget Testing Date:

Budget Testing Date	Permitted Disbursement Variation
April 15, 2015	125.0%
April 22, 2015	122.7%
April 29, 2015	120.2%
May 6, 2015	119.0%
May 13, 2015	116.4%
May 20, 2015 and thereafter	115.0%

“Permitted Liens” means those Liens permitted pursuant to Section 7.01.

“Permitted Receipts Variation” means, the percentage set forth below opposite such Budget Testing Date:

Budget Testing Date	Permitted Receipts Variation
April 15, 2015	70.0%
April 22, 2015	72.8%
April 29, 2015	74.9%
May 6, 2015	76.5%
May 13, 2015	78.8%
May 20, 2015 and thereafter	80.0%

“Permitted Tax Distribution” means, for any taxable period for which Holdings and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state or local income Tax purposes (a “Tax Group”) of which a direct or indirect parent of Holdings is the common parent, or for which Holdings is for U.S. federal and/or applicable state or local income Tax purposes a disregarded entity deemed to be owned by a corporate parent (a “Corporate Parent”), payments by Holdings to any direct or indirect parent of Holdings, to pay the portion of any consolidated, combined or similar U.S. federal, state or local income Taxes (as applicable) of such Tax Group, or the portion of the U.S. federal, state or local income Taxes of such Corporate Parent, as applicable, for such taxable period that are attributable to the income of Holdings and/or its applicable Subsidiaries; provided that the amount of such dividends or other distributions for any taxable period shall not exceed the amount of such Taxes that Holdings and/or its applicable Subsidiaries would have been responsible to pay had Holdings and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate Tax Group).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” means April 7, 2015.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any such Plan to which any Loan Party is required to contribute on behalf of any of its employees or under which any Loan Party has any liability or with respect to any Pension Plan or Multiemployer Plan any ERISA Affiliate has any liability.

“Platform” has the meaning specified in Section 6.02.

“Pledged Equity” means the “Pledged Equity Interests” (as defined in the Prepetition Term Loan Collateral Agreement) required to be delivered by the Loan Parties pursuant to Section 5 of the Prepetition Term Loan Collateral Agreement.

“Pledged Notes” means the “Pledged Notes” (as defined in the Prepetition Term Loan Collateral Agreement) required to be delivered by the Loan Parties pursuant to Section 5 of the Prepetition Term Loan Collateral Agreement.

“Post-Carve Out Amounts” has the meaning specified in Section 10.05(e).

“Post-Carve Out Trigger Notice Cap” has the meaning specified in Section 10.05(d).

“Post Carve Out Trigger Notice Reserve” has the meaning specified in Section 10.05(e).

“Pre-Carve Out Amounts” has the meaning specified in Section 10.05(e).

“Pre-Carve Out Trigger Notice Reserve” has the meaning specified in Section 10.05(e).

“Prepayment Notice” has the meaning specified in Section 2.03(c)(i).

“Prepetition Indebtedness Holders” means, collectively, the Prepetition Term Agent, the Prepetition Term Lenders, the ABL Agent and the ABL Lenders.

“Prepetition Loan Documents” means the Prepetition Term Loan Agreement, the ABL Credit Agreement, the ABL Intercreditor Agreement, the Intercompany Subordination Agreement and the Prepetition Term Loan Collateral and any other agreement, instrument, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Prepetition Obligation.

“Prepetition Obligations” means all indebtedness, obligations and liabilities of the Loan Parties to the Prepetition Indebtedness Holders incurred prior to the Petition Date arising from or related to the Prepetition Term Loan Agreement, the ABL Credit Agreement and the other agreements, instruments and other documents related thereto including fees, premiums, expenses, indemnities and reimbursement obligations due thereunder and interest thereon accruing both before and after the Petition Date, whether such indebtedness, obligations or liabilities are direct or indirect, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.

“Prepetition Term Agent” means (i) Deutsche Bank AG New York Branch in its capacity as administrative agent under any of the Prepetition Term Loan Documents, (ii) on and after the effective date of the anticipated successor agent agreement, Wilmington Trust, National Association in its capacity as successor to the administrative agent under the Prepetition Term Loan Documents, or (iii) any other successor administrative agent.

“Prepetition Term Loan Collateral” means all collateral purported to be granted to the Prepetition Term Agent pursuant to the Prepetition Term Loan Documents.

“Prepetition Term Loan Collateral Agreement” means the guarantee and collateral agreement, dated as of May 21, 2013 (as amended and supplemented from time to time) by and among the Loan Parties and Agent.

“Prepetition Term Loan Collateral Documents” means, collectively, the Prepetition Term Loan Collateral Agreement, each of the mortgages, collateral assignments, supplements to all of the foregoing, security agreements, pledge agreements, control agreements or other similar agreements delivered to the Prepetition Term Agent in connection with the Prepetition Term Loan Agreement, and each of the other agreements, instruments or documents (including, without limitation, patent, trademark or copyright filings) that creates or purports to create a Lien in favor of the Prepetition Term Agent for the benefit of the Secured Parties.

“Prepetition Term Lenders” means the lenders party to the Prepetition Term Loan Agreement, from time to time, under and as defined in the Prepetition Term Loan Agreement.

“Prepetition Term Loan Agreement” means that certain Loan Agreement, dated as of May 21, 2013, by and among the Borrowers, the Guarantors party thereto, the Prepetition Term Agent and the Prepetition Term Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Prepetition Term Loan Documents” means the Prepetition Term Loan Agreement, the Prepetition Term Loan Collateral Documents and each of the other agreements, instruments or documents related thereto.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. In the event such rate is not available at such time for any reason, “Prime Rate” shall mean a rate of interest per annum publicly announced from time to time by any banking institution selected by Administrative Agent as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Priming Liens” has the meaning specified in Section 10.05(a)(v).

“Proceeding” has the meaning specified in Section 12.04(b).

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Quarterly Financial Statements” means the unaudited consolidated balance sheets of Holdings and its Subsidiaries and the consolidated statements of operations, Stockholders’ Equity and cash flows for each such Fiscal Quarter subsequent to the most recent respective Annual Financial Statement of Holdings and its Subsidiaries ended at least 45 days prior to the Closing Date.

“Register” has the meaning specified in Section 12.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reorganization Plan” means the plan of reorganization filed on the first day of the Chapter 11 Cases, as such plan may be amended with the prior written consent of the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the total Outstanding Amount of the Term Loan.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person or any of its Subsidiaries, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent or any thereof).

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of March 31, 2015 (as amended and supplemented from time to time), between the Loan Parties and the other parties party thereto.

“Return” means, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Same Day Funds” means immediately available funds.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05 and the other Persons the Obligations owing to which are secured by the Collateral under the terms of the Collateral Documents.

“Securities Act” means the Securities Act of 1933, as amended.

“Segregated Operating Account” means the deposit account established by the Borrowers for the purpose of receipt of the Withdrawals.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Stockholders’ Equity” means, as of any date of determination, consolidated stockholders’ equity of Holdings and its Subsidiaries as of the date determined in accordance with GAAP.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing),whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement relating to a transaction described in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under an agreement for the use or possession of property (including sale and leaseback transactions) creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means the borrowing consisting of the a $40,000,000 Term Loan under the Term Facility.

“Term Commitment” means as to each Lender, its obligation to make a Term Loan to Borrowers hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender under this Agreement, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption. The amount of each Lender’s Term Commitment is set forth on Schedule 2.01 under the caption “Commitment” or, otherwise, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as the case may be. The aggregate amount of the Term Commitments on the Credit Date is $40,000,000.

“Term Facility” means, at any time, the aggregate principal amount of the Term Loan of all Lenders outstanding at such time.

“Term Loan” means the term loan made by the Lenders to the Borrower pursuant to Section 2.01.

“Termination Declaration Date” has the meaning specified in Section 10.05(e).

“Threshold Amount” means $5,000,000.

“Type” means, with respect to a Term Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of Exhibits G-1 through G-4.

“Withdrawal” means a disbursement of funds from the DIP Term Loan Funding Account. “Withdraw” and “Withdrawn” shall have correlative meanings thereto.

“Withdrawal Date” means that date of a Withdrawal.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03 Accounting Terms.

(a) Generally. Subject to Sections 1.03(b) and (c), all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein;

(b) Changes in GAAP. Subject to Section 1.03(c), if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Required Lenders or Borrowers shall so request, the Required Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Holdings shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Notwithstanding any actual or proposed change in GAAP after the date hereof or anything herein to the contrary, any lease that is treated as an operating lease for purposes of GAAP as of the date hereof shall not be treated as Indebtedness, Attributable Indebtedness or as a Capital Lease and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the date hereof, that would be treated as an operating lease for purposes of GAAP as of the date hereof shall be treated as an operating lease), in each case for purposes of this Agreement.

Section 1.04 Rounding. Any financial ratios required to be maintained or complied with by Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Times of Day; Calculation of Dates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). In any calculation of dates for required performance or deliveries (other than payments), if the date calculated is not a Business Day, then the date for such performance or delivery shall be the next succeeding Business Day.

Section 1.06 Currency Equivalents Generally; Change of Currency. For purposes of this Agreement and the other Loan Documents (other than Articles 2, 9 and 12 hereof), where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, such amounts shall be deemed to refer to Dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Rate in effect on the Business Day immediately preceding the date of such transaction or determination. Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Liens, Investment or Indebtedness in currencies other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien is created, Indebtedness is incurred or Investment is made. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with Borrower Agent’s consent (not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

ARTICLE 2.

THE TERM COMMITMENTS AND CREDIT EXTENSION

Section 2.01 Commitments to Lend; Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan to the Borrowers on the Credit Date in an aggregate amount not to exceed such Lender’s Term Commitment. Amounts borrowed under this Section 2.01 and repaid or prepaid, in whole or in part, may not be reborrowed. The Term Loan shall be denominated in Dollars and shall be Eurodollar Rate Loans, as further provided herein, and except as set forth in Sections 3.02 and 3.03, may not be converted to Base Rate Loans. The Term Commitment shall automatically terminate upon the making of the Term Loan. Proceeds of the Term Loan shall be deposited in the DIP Term Loan Funding Account and used solely as permitted herein.

Section 2.02 Term Borrowings.

(a) The Term Borrowing shall be made upon Borrower Agent’s irrevocable notice to the Administrative Agent, which may be given by “pdf” or similar electronic format, in the form of the Committed Loan Notice attached hereto as Exhibit A. The Committed Loan Notice must be received by the Administrative Agent not later than 12:00 p.m., New York City time, one Business Day prior to (or such shorter time as agreed by the Administrative Agent) the requested date of the Term Borrowing.

(b) Following receipt of a Committed Loan Notice by the Administrative Agent and subject to the satisfaction of the conditions set forth in Sections 4.01 and 4.03, each Lender shall make the amount of its Applicable Percentage under the Term Facility of the Term Borrowing (net of original issue discount pursuant to Section 2.07(c)) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 p.m., New York City time, on the Business Day specified in the applicable Committed Loan Notice, which shall be no later than two Business Days after the Interim Bankruptcy Court Order Entry Date.

(c) Unless the Required Lenders determine that any applicable condition specified in Article 4 has not been satisfied, the amount so received by the Administrative Agent shall on the date of the Term Borrowing be applied by the Administrative Agent to pay all fees and expenses then due and payable under Section 2.07(a) and Section 12.04 and the amount net of such applied amount shall be deposited by the Administrative Agent in the DIP Term Loan Funding Account.

(d) Subject to Article 4 and the other terms and conditions set forth herein, the Borrower Agent may request disbursements from the DIP Term Loan Funding Account by delivering to the Administrative Agent a written notice substantially in the form of Exhibit B hereto (a “Notice of Withdrawal”), not later than 12:00 p.m., New York City time, one Business

Day before (or such shorter time as agreed by the Administrative Agent) the proposed date of the applicable Withdrawal. Promptly upon the receipt of a Notice of Withdrawal and the satisfaction of the conditions set forth in Sections 4.02 and 4.03, the Administrative Agent shall disburse funds from the DIP Term Loan Funding Account in an aggregate principal amount equal to the amount specified in such Notice of Withdrawal to the Segregated Operating Account. All proceeds of the Term Loan shall be held in the DIP Term Loan Funding Account at all times until such proceeds are disbursed in accordance with this Section 2.02(d) for purposes permitted under Section 6.10 or applied in accordance with Section 2.05 or Section 8.03 or Section 10.05(d) and (e). The Borrowers and the other Loan Parties shall have no property interest of any kind in the DIP Term Loan Funding Account and the funds held therein.

(e) The Administrative Agent shall promptly notify Borrower Agent and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify Borrower Agent and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(f) The Administrative Agent may honor instructions received from the Borrower Agent in the form of a Notice of Withdrawal unless and until directed otherwise in writing by the Required Lenders. On and after the date of receipt by the Administrative Agent of a written direction from the Required Lenders instructing the Administrative Agent that it may no longer honor instructions from the Borrower Agent with respect to the DIP Term Loan Funding Account, the Borrower Agent and the other Loan Parties shall have no right to request Withdrawals from the DIP Term Loan Funding Account and the Administrative Agent shall not honor such requests (in each case, other than to pay any amounts due and payable in accordance with Section 10.05(e)); provided, however, that the Administrative Agent shall not be liable for (i) any disbursements made pursuant to instructions from the Borrower Agent or (ii) irrevocable electronic funds transfers or wire transfers that are subject to cut-off times, in each case, that were processed prior to receipt of such written direction from the Required Lenders.

(g) Each submission by the Borrower Agent to the Administrative Agent of a Notice of Withdrawal shall be deemed to constitute a representation and warranty by the Borrower Agent, on behalf of the Borrowers, that the conditions set forth in Section 4.02 and Section 4.03 have been satisfied as of the date of the Withdrawal. With respect to any disbursement, withdrawal, transfer, or application of funds from the DIP Term Loan Funding Account hereunder, the Administrative Agent shall be entitled to conclusively rely upon, and shall be fully protected in relying upon, (i) any Notice of Withdrawal submitted by the Borrower Agent and (ii) any instructions from the Required Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent shall have no obligation to fund any amount in excess of the amounts then held in the DIP Term Loan Funding Account.

Section 2.03 Prepayments.

(a) Optional. Borrowers may, upon written notice by Borrower Agent to the Administrative Agent pursuant to Section 2.03(c) below, at any time or from time to time voluntarily prepay the Term Loan in whole, but not in part, but otherwise without premium or penalty. The voluntary prepayment of the Term Loan pursuant to this Section 2.03(a) shall be accompanied by all accrued interest on the outstanding principal amount of the Term Loan, together with any additional amounts owed hereunder. The notice shall specify the date and amount of such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. The Administrative Agent will promptly notify each Lender of its receipt of the notice, and of the amount of such Lender’s Applicable Percentage or other applicable share provided for under this Agreement of the prepayment.

(b)	Mandatory.

(i) Subject to clause (vi) below and except with respect to ABL Priority Collateral (as defined in the ABL Intercreditor Agreement), if Holdings or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05 which results in the realization by such Person of Net Cash Proceeds in excess of an aggregate amount of $2,500,000 per Fiscal Year), Borrowers shall prepay an aggregate principal amount of Term Loan equal to 100% of such Net Cash Proceeds in excess of $2,500,000 no later than five Business Days following receipt thereof by such Person (such prepayments to be applied as set forth in clause (v) below).

(ii) On the date of receipt by Holdings or any of its Subsidiaries of cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Holdings or any of its Subsidiaries (other than issuances of Capital Stock by a Subsidiary to Holdings and capital contributions by Holdings to a Subsidiary), the Borrowers shall prepay an aggregate principal amount of the Term Loan equal to 100% of such Net Cash Proceeds received therefrom no later than five Business Days following receipt thereof by such Person (such prepayments to be applied as set forth in clause (v) below).

(iii) Upon the incurrence or issuance by Holdings or any of its Subsidiaries of any Indebtedness after the Closing Date not permitted to be incurred or issued pursuant to Section 7.03, Borrowers shall prepay an aggregate principal amount of Term Loan equal to 100% of all Net Cash Proceeds received therefrom no later than five Business Days following receipt thereof by such Person (such prepayments to be applied as set forth in clause (v) below).

(iv) Upon any Extraordinary Receipt (other than those Extraordinary Receipts arising from any ABL Priority Collateral (as defined in the ABL Intercreditor Agreement)) received by or paid to or for the account of Holdings or any of its Subsidiaries and not otherwise included in clause (i), (ii) or (iii) of this Section 2.03(b), Borrowers shall prepay an aggregate principal amount of Term Loan equal to 100% of all Net Cash Proceeds received therefrom in excess of the greater of $2,500,000 per Fiscal Year no later than five Business Days following receipt thereof by such Person (such prepayments to be applied as set forth in clause (v) below).

(v) Any prepayment of the Term Loan pursuant to this Section 2.03(b) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(vi) Notwithstanding any other provisions of this Section 2.03,

(1) to the extent that any of or all the Net Cash Proceeds of any Disposition by or Extraordinary Receipt of, a Foreign Subsidiary prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay the Term Loan at the times provided in this Section 2.03 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law, will not permit repatriation to the United States (Holdings hereby agreeing to use commercially reasonably efforts to otherwise cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds that, in each case, would otherwise be required to be used to prepay the Term Loan pursuant to Section 2.03(b)(i) or (iv), is permitted under the applicable local law, even if such cash is not actually repatriated at such time, an amount equal to such repatriated (or permitted to be repatriated) Net Cash Proceeds will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loan pursuant to this Section 2.03;

(2) to the extent that Borrowers have determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Disposition or Extraordinary Receipt by any Foreign Subsidiary would have material adverse tax cost consequence (as determined by Borrowers) with respect to such Net Cash Proceeds, such Net Cash Proceeds so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause, on or before the date on which any such Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.03(b), Borrowers may apply an amount equal to such Net Cash Proceeds to such reinvestments or prepayments, as applicable, as if such Net Cash Proceeds had been received by Borrowers rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Foreign Subsidiary); and

(3) to the extent that any of or all the Net Cash Proceeds of any Disposition by or Extraordinary Receipt of a Subsidiary is prohibited or delayed by restrictions in such Subsidiary’s Organization Documents, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay the Term Loan at the times provided in this Section 2.03 but may be retained by the applicable Subsidiary so long, but only so long, as the applicable Organization Documents will not permit such repayment (Holdings hereby agreeing to cause the applicable Subsidiary to promptly take all actions reasonably required by such Organization Document to permit such repayment), and once such repayment of any of such affected Net Cash Proceeds that, in each case, would otherwise be required to be used to make an offer of prepayment pursuant to Section 2.03(b)(i)

or (iv), is permitted under the applicable Organization Document such repayment will be immediately effected; and even if such cash is not actually repatriated at such time, an amount equal to such Net Cash Proceeds will be promptly (and in any event not later than five Business Days after such repayment becomes possible) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loan pursuant to this Section 2.03. For the avoidance of doubt, nothing within this Section 2.03(b)(vi) shall require any Loan Party to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory prepayments hereunder).

(c)	Notices of Prepayments.

(i) Generally. Other than as specified in Section 2.03(c)(ii) below, Borrower Agent shall provide written notice substantially in the form of Exhibit C hereto (each, a “Prepayment Notice”) to the Administrative Agent not later than 12:00 p.m., New York City time, (i) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (ii) one Business Day prior to any date of prepayment of Base Rate Loans. Each Prepayment Notice shall specify (x) the date and amount of such prepayment and (y) the Type of the Term Loan to be prepaid. The Administrative Agent will promptly notify the Lenders of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Term Facility). If such notice is given by Borrower Agent, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, unless such notice specified that prepayment is contingent upon consummation of another transaction, and the Borrowers shall have provided written notice to the Administrative Agent that such transaction was not consummated.

(ii) Notice of Mandatory Prepayment Events. Borrowers shall use commercially reasonable efforts to give to the Administrative Agent and the Lenders, at least one Business Day’s prior written or telecopy notice of each and every prepayment required under Section 2.03(b)(i) through (iv), including the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds.

Section 2.04 Conversion of Loans to Exit Facility; Implementation.

(a) Upon the consummation of an Approved Plan of Reorganization, the Borrowers, subject to the satisfaction, or waiver, of the conditions set forth in the Exit Term Sheet and otherwise in accordance with the terms and conditions set forth in the Exit Credit Agreement (as defined below), may exercise an option to continue or convert the Term Loan into an exit term facility financing (the “Exit Conversion”).

(b) If the Borrowers elect to exercise the Exit Conversion, subject to, the satisfaction, or waiver by the Required Lenders in accordance with the Exit Term Sheet and the Exit Credit Agreement (as defined below) of the following conditions:

(i) each Lender, severally and not jointly, hereby agrees to continue the Term Loan hereunder outstanding on the date of consummation of an Approved Plan of Reorganization as loans under, and subject entirely and exclusively to the terms and provisions of, the definitive documentation to be agreed (including a credit agreement governing the continuation and conversion of the Term Loan, the “Exit Credit Agreement”) and related documentation to the extent that such documentation is consistent with the Exit Term Sheet and contains the terms set forth in the Exit Term Sheet and is otherwise in form and substance satisfactory to the Required Lenders; and

(ii) subject to Section 2.04(a), the Administrative Agent, the Lenders and the Loan Parties agree that, upon the effectiveness of the Exit Credit Agreement:

(A) the Borrowers, in their capacity as reorganized Borrowers, and each Guarantor, in its capacity as a reorganized Guarantor, shall assume all the Obligations hereunder with respect to the Term Loan and all other obligations in respect thereof in the manner set forth in the Exit Credit Agreement and related loan documents;

(B) the Term Loan hereunder shall be continued or converted, as the case may be, as loans under the Exit Credit Agreement;

(C) each Lender hereunder shall be a lender under the Exit Credit Agreement;

(D) except as otherwise agreed between the Required Lenders and the Borrowers, the Administrative Agent hereunder shall be the administrative agent and collateral agent under the Exit Credit Agreement (provided that the Exit Credit Agreement and related documentation is in form and substance satisfactory to the Administrative Agent); and

(E) this Agreement shall terminate and be superseded and replaced by the Exit Credit Agreement.

(c)	If the Borrowers elect not to exercise the Exit Conversion:

(i) the Borrowers shall prepay the Term Loan in full in accordance with Section 2.03(a); and

(ii) the Borrowers agree that the Lenders shall have a right of first refusal with respect to the financing of any new term loan facility. The Borrowers may solicit proposals for financing from third-parties. The Borrowers shall provide the Lenders with such information as the Lenders may reasonable request to determine whether or not to provide such new term loan facility. If, after five Business Days of delivery of such information (including delivery of any follow-up information requests), the Lenders do not commit to provide such new term loan facility on terms which are, in the reasonable judgment of the Borrowers, on terms which are at least equivalent to those proposed by the aforementioned third-party or parties, the Borrowers may utilize third-party financing in respect of a new debt facility. If, within such five-Business Day period, the Lenders make a binding commitment to provide such new term loan facility on such terms, the Borrowers may not utilize third-party financing in respect of such new debt facility.

(d)	Exit Conversion Fee.

(i) If the Borrowers elect to exercise the Exit Conversion, the Borrowers shall pay to each Applicable Holder its ratable share (calculated based on the Lender’s Applicable Percentage on the Closing Date in respect of the Term Facility) (the “Applicable Portion”) of a fee, payable in the form of a number of shares of common stock of reorganized Parent, in the amount equal to 10% of the pro forma common stock (after giving effect to equity granted to Prepetition Term Lenders, prepetition equity holders and the fees payable pursuant to Section 2.07(b) but excluding allocations of stock for the Management Incentive Plan (as such term is defined in the Reorganization Plan)), which shall be earned and payable on the effective date of the Approved Plan of Reorganization. The initial Applicable Portion of each Applicable Holder is set forth opposite the name of such Applicable Holder on Schedule 2.04 or in the Exit Fee Assignment pursuant to which such Applicable Holder became a party hereto, as applicable.

(ii) If the Borrowers elect not to exercise the Exit Conversion for any reason including without limitation as a result of a mandatory or optional prepayment (pursuant to Section 2.03), the Borrowers agree to pay to each Applicable Holder its Applicable Portion of a fee equal to $1,600,000, which shall be earned and payable on the effective date of the Approved Plan of Reorganization.

(iii) Such fees described in clauses (i) and (ii) above shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(iv) Any Applicable Holder may at any time assign to one or more Persons (excluding a natural person), with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), all or a portion of its rights under this Section 2.04(d); provided that the parties to each assignment shall execute and deliver to the Administrative Agent an Exit Fee Assignment, together with a processing and recordation fee of $3,500 (which fee may be waived by the Administrative Agent in its sole discretion). The assignee, if it is not an Applicable Holder, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance by the Administrative Agent of an Exit Fee Assignment, the assignee and not the assignor will be the Applicable Holder with respect to the Applicable Portion as set forth in such Exit Fee Assignment.

(v) The Administrative Agent, acting solely for this purpose as an agent of Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office (which office shall be in the United States) a copy of each Exit Fee Assignment delivered to it and a register for the recordation of the names and addresses of each Applicable Holder and the Applicable Portion of such Applicable Holder (the “Exit Fee Register”). The entries in the Exit Fee Register shall be conclusive absent manifest or demonstrable error, and Borrowers, the Administrative Agent and the Applicable Holders shall treat each Person whose name is recorded in the Exit Fee Register pursuant to the terms hereof as an Applicable Holder for purposes of this Section 2.04(d), notwithstanding notice to the contrary. The Exit Fee Register shall be available for inspection by any Borrower and any Applicable Holder (with respect to such Applicable Holder’s entry), at any reasonable time and from time to time upon reasonable prior notice.

Section 2.05 Repayment of Term Loan. Upon the Maturity Date or earlier, if otherwise required by the terms hereof, (i) the Borrowers shall repay to the Administrative Agent for its account and the ratable account of the Lenders the aggregate outstanding principal amount of the Term Loan (less any amounts remaining in the DIP Term Loan Funding Account) and all accrued but unpaid interest thereon (together with any fees and expenses payable therewith, including without limitation, any such fees or expenses due under Section 2.07 and Section 12.04), and (ii) the Administrative Agent shall apply such funds (together with any funds remaining in the DIP Term Loan Funding Account (after the payment of fees and expenses, including without limitation any such fees or expenses due under Section 2.07 and Section 12.04)) to repay each Lender in the amount of such Lender’s ratable portion of the remaining amount (based on such Lender’s Applicable Percentage in respect of the Term Facility); provided, however that, subject to terms and conditions set forth in Section 2.04(b), if the Borrower elects to exercise the Exit Conversion, all proceeds (after the payment of fees and expenses, including without limitation any such fees or expenses due under Section 2.07 and Section 12.04) in the DIP Term Loan Funding Account shall be remitted to the Borrowers as directed by the Borrowers in writing to the Administrative Agent on the date of the Exit Conversion subject to the terms and conditions of the Exit Credit Agreement.

Section 2.06 Interest.

(a) Subject to the provisions of Section 2.06(b), the Term Loan shall bear interest on the outstanding principal amount for each Interest Period (with the first such Interest Period commencing on the Credit Date) at a rate per annum equal to the Eurodollar Rate for such Interest Period plus 9.00%; provided that upon the conversion of the Eurodollar Rate Loan of a Lender to a Base Rate Loan pursuant to Section 3.02 or Section 3.03, the Term Loan shall bear interest the outstanding principal amount of the Term Loan from the date of such conversion at a rate per annum equal to the Base Rate plus 8.00%.

(b) Default Rate.

(i) During the continuance of a Default under Section 8.01(a), Borrowers shall pay interest on such overdue amounts at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on the Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.07 Fees.

(a) Administrative Agent Fee. Borrowers shall pay to the Administrative Agent fees and expenses in the amounts and at the times set forth in the Fee Letter. Such fees and expenses shall be fully earned and irrevocable when paid and shall not be refundable for any reason whatsoever. The Administrative Agent shall be entitled to apply funds held in the DIP Term Loan Funding Account to the payment of such fees and expenses.

(b) Backstop Fee. The Borrowers shall pay to the Backstop Lenders fees in the amounts and at the times specified in the Backstop Commitment Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Administrative Agent shall apply funds held in the DIP Term Loan Funding Account to the payment of such fees and expenses.

(c) Original Issue Discount. The Borrowers and each Lender agrees that on the date of the Term Borrowing the Borrowers shall receive proceeds from the Term Loan based on a purchase price of 98.00% of the principal amount thereof. For the avoidance of doubt, on the Closing Date, each Lender shall advance to the Administrative Agent for application as set forth in Section 2.02(c) an amount equal to 98.00% of its ratable share of the Term Loan requested by the Borrowers as of such date in exchange for the Borrowers’ obligations to repay in full the face amount of the Term Loan plus interest accrued thereon in accordance with the terms hereof.

Section 2.08 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on the Term Loan for the day on which the Term Loan is made, and shall not accrue on the Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid; provided that if the Term Loan is repaid on the same day on which it is made, subject to Section 2.10(a), then it shall bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest or demonstrable error.

Section 2.09 Evidence of Debt. The Credit Extension made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest or demonstrable error of the amount of the Credit Extension made by the Lenders to Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest or demonstrable error.

Section 2.10 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m., New York City time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m., New York City time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) Failure to Satisfy Conditions Precedent. On the Closing Date, any Lender makes available to the Administrative Agent funds for the Term Loan to be made by such Lender as provided in this Article 2, and such funds are not made available to Borrowers by the Administrative Agent because the conditions to the Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(c) Obligations of Lenders Several. The obligations of the Lenders hereunder to make the Term Loan and to make payments pursuant to Section 12.04(c) are several and not joint. The failure of any Lender to make the Term Loan or to make any payment under Section 12.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan or to make its payment under Section 12.04(c).

(d) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for the Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for the Term Loan in any particular place or manner.

(e) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and expenses then due hereunder, such funds (including any funds remaining in the DIP Term Loan Funding Account) shall be applied (i) first, toward payment of fees and expenses then due to the

Administrative Agent hereunder, in accordance with the amounts of fees and expenses then due to the Administrative Agent, (ii) second, toward payment of interest and fees then due to any other parties hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

Section 2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of the Term Facility due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Term Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Term Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Term Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Term Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of the Term Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Term Loan of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Term Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loan to any assignee or participant.

Section 2.12 Borrower Agent. Each Borrower hereby designates Anchor (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for the Term Loan, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent and the Lenders. Borrower Agent hereby accepts such appointment. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Committed Loan Notice and any Notice of Withdrawal) delivered by Borrower Agent on behalf of any Borrower. The Administrative Agent may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. The Administrative Agent shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

Section 2.13 Joint and Several Nature and Extent of Each Borrower’s Liability.

(a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.13), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 2.13 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, binding effect or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

(b) The provisions of this Section 2.13 are made for the benefit of the Administrative Agent, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.13 shall be in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

(c) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, or any payments made by it to the Administrative Agent or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Administrative Agent or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations.

Section 2.14 No Discharge; Survival of Claims. Until the Obligations are satisfied in full, and all the Commitments have been terminated, each of the Borrowers agree that (i) its Obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrowers, pursuant to section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the super-priority claim granted to the Administrative Agent and the Lenders pursuant to the Bankruptcy Court Orders and described in Section 10.05 and the Liens granted to the Administrative Agent pursuant to the Bankruptcy Court Orders and described in Section 10.05 shall not be affected in any manner by the entry of an order confirming any plan of reorganization.

ARTICLE 3.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any applicable withholding agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any applicable withholding agent shall be required to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the applicable withholding agent shall withhold or make such deductions based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions of Indemnified Taxes (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction of Indemnified Taxes been made.

(b) Payment of Other Taxes by Borrowers. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent, timely reimburse it for the payment of Other Taxes.

(c) Tax Indemnifications. Without limiting or duplicating the provisions of subsection (a) or (b) above, the Loan Parties shall, and do hereby, jointly and severally indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower Agent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest or demonstrable error.

(d) Evidence of Payments. As soon as practical after any payment of Taxes by any Loan Party provided in this Section 3.01, Borrower Agent shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent, as the case may be.

(e)	Status of Lenders.

(i) Tax Documentation. Each Lender shall deliver to Borrower Agent and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by Borrower Agent or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower Agent or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding sentence, the delivery, completion and execution of documentation and other requested information described in this subsection (e)(i) (and not otherwise described in subsection (e)(ii)) shall not be required if in the Lender’s reasonable judgment such delivery, completion or execution would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, on or prior to the date on which a Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or the Administrative Agent), but only to the extent it is legally eligible to do so,

(A) any Lender that is a U.S. Person shall deliver to Borrower Agent and the Administrative Agent executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax; and

(B) each Foreign Lender shall deliver to Borrower Agent and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,

(2) executed originals of Internal Revenue Service Form W-8ECI,

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Loan Party within the meaning of section 881(c)(3)(B) of the Code, or (C) “a controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-3 or G-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 on behalf of each such direct and indirect partner together with the executed originals of the applicable IRS Forms.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Agent or the Administrative Agent as may be necessary for Borrower Agent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender shall promptly (A) notify Borrower Agent and the Administrative Agent of any change in circumstances which would modify or render invalid, obsolete or inaccurate in any respect, or the expiration of, any form or certification provided pursuant to this Section 3.01(e) and (B) update any such form or certification or notify Borrower Agent and Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. At no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 3.01, it shall pay to Borrower Agent an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, related to the receipt of such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to Borrower Agent (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to a Loan Party or any other Person. Notwithstanding anything to the contrary in this subsection, in no event will the Administrative Agent or such Lender be required to pay any amount to Borrower Agent pursuant to this subsection the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

(g) Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Obligations and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund the Term Loan whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars, then, on notice thereof by such Lender to Borrowers (with a copy to the Administrative Agent), (i) any obligation of such Lender to make Eurodollar Rate Loans in the affected currency or currencies shall be suspended and (ii) if such notice asserts the illegality of such Lender maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans or (y) if such notice asserts the illegality of such Lender maintaining Base Rate Loans (the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate), the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan that (a) deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for a proposed Eurodollar Rate Loan or (c) the Eurodollar Rate for a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding the Term Loan, the Required Lenders shall promptly notify the Administrative Agent and upon receipt of such notice from the Required Lenders, the Administrative Agent shall promptly so notify Borrower Agent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrowers may revoke any pending request for a Term Borrowing of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Term Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a)	Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii) subject the Administrative Agent or any Lender to any Tax (except for Indemnified Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Tax described in the definition of Excluded Tax) on its loans, loan principal, letters of credit, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to any Lender of making or maintaining the Term Loan (or of maintaining its obligation to make the Term Loan), or to reduce the amount of any sum received or receivable by the Administrative Agent or any Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Administrative Agent or such Lender, Borrowers will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Term Commitment of such Lender or the Term Loan made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower Agent shall be conclusive absent manifest or demonstrable error. Borrowers shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurodollar liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to the Term Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive and binding), which shall be due and payable on each date on which interest is payable on the Term Loan, provided Borrower Agent shall have received at least ten days prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten days from receipt of such notice.

Section 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any conversion, payment or prepayment of the Term Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for the Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by Borrowers to prepay, borrow or convert the Term Loan other than a Base Rate Loan on the date or in the amount notified by Borrower Agent (in the case of a borrowing, for a reason other than the failure of such Lender to make a Term Loan); or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrowers pursuant to Section 12.13;

including any foreign exchange losses or loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Term Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for the Term Loan by a matching deposit or other borrowing in the London or other offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded. A certificate (with reasonable supporting detail) of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 3.05 shall be delivered to the applicable Borrower and shall be conclusive absent manifest or demonstrable error.

Section 3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall (at the request of the Borrower Agent) use reasonable efforts to designate a different Lending Office for funding or booking its Term Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, Borrowers may replace such Lender in accordance with Section 12.13.

Section 3.07 Survival. All of Borrowers’ obligations under this Article 3 shall survive termination of the Aggregate Term Commitments, any assignment of rights by, or the replacement of, a Lender, repayment, satisfaction or discharge of all other Obligations hereunder, and resignation or replacement of the Administrative Agent.

ARTICLE 4.

CONDITIONS PRECEDENT

Section 4.01 Conditions to Closing Date. This Agreement shall become effective as of the Business Day of and, subject to, the satisfaction, or waiver by the Required Lenders in accordance with this Agreement of the following conditions:

(a) The Chapter 11 Cases shall have been commenced in the Bankruptcy Court and all of the “first day orders” and all related pleadings to be entered at the time of commencement of the Chapter 11 Cases or shortly thereafter shall be in form and substance satisfactory to the Required Lenders.

(b) The Interim Bankruptcy Court Order shall have been entered by the Bankruptcy Court and the Administrative Agent shall have received a true and complete copy of such order, and such order shall and shall be in form and substance satisfactory to the Required

Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent) in their sole discretion, be in full force and effect, and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Administrative Agent and the Required Lenders.

(c) All orders entered by the Bankruptcy Court pertaining to cash management (“Cash Management Orders”) and adequate protection (“Adequate Protection Orders”) and all other motions and documents filed or to be filed with, and submitted to, the Bankruptcy Court in connection therewith, shall be in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent) in their sole discretion.

(d) No trustee, examiner or receiver shall have been appointed or designated with respect to Holdings or its Subsidiaries’ business, properties or assets and no motion shall be pending seeking any such relief or seeking any other relief in the Bankruptcy Court to exercise control over any Collateral.

(e) The Prepetition Term Agent, the Prepetition Term Lenders, the ABL Agent and the ABL Lenders shall have each received adequate protection in respect of the Liens securing their respective Prepetition Obligations pursuant to the Adequate Protection Orders.

(f) The Administrative Agent shall have received UCC, tax and judgment lien searches and other appropriate evidence in form and substance satisfactory to the Required Lenders in their sole discretion evidencing the absence of any other liens or mortgages on the Collateral, except the liens securing the Prepetition Loan Documents, Liens permitted under the Prepetition Loan Documents and other existing liens acceptable to the Required Lenders in their sole discretion.

(g) The Administrative Agent, for its benefit and the benefit of each Lender, shall have been granted a perfected lien on the Collateral by the Bankruptcy Court Orders on the terms and conditions set forth herein and in the other Loan Documents.

(h) The Administrative Agent shall have received appropriate UCC-1 financing statements for filing under the UCC of each jurisdiction of organization of each Loan Party.

(i) The ABL Loan Documents shall be in form and substance satisfactory to the Required Lenders in their sole discretion.

(j) The Administrative Agent shall have received the Budget in form and substance satisfactory to the Required Lenders in their sole discretion.

(k) The Required Lenders shall have received financial information reasonably requested by them.

(l) The Borrowers shall have paid to the Administrative Agent and Lenders the fees and expenses then due and payable under the Loan Documents subject to and in accordance with the Bankruptcy Court Orders.

(m) The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Required Lenders may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party and (B) such other documents and certificates (including Organization Documents and good standing certificates) as the Administrative Agent or the Required Lenders may reasonably request relating to the organization, existence and good standing of each Loan Party in its jurisdiction of organization, in each case, as certified by the Secretary or an Assistant Secretary of such Loan Party.

(n) The Administrative Agent shall have received this Agreement and the other Loan Documents executed by each party hereto and thereto.

(o) The Administrative Agent shall have received a Committed Loan Notice in accordance with Section 2.02.

Section 4.02 Conditions to Withdrawals. The Borrower may make a Withdrawal on each Withdrawal Date subject to (other than in respect of Withdrawals for the payment of amounts due and payable in accordance with Section 10.05(e)) the satisfaction, or waiver by the Required Lenders in accordance with this Agreement of the following conditions:

(a) With respect to any Withdrawal Date that is on or after the date which is 30 days following the date of the entry of the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order shall have been signed and entered by the Bankruptcy Court, and (i) the Administrative Agent shall have received a true and complete copy of such order, (ii) such order shall be in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent) in their sole discretion and (iii) such order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated absent the prior written consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent).

(b) The Borrowers shall have paid to the Administrative Agent and Lenders the fees and expenses then due and payable under the Loan Documents subject to and in accordance with the Bankruptcy Court Orders.

(c) The Borrower shall have delivered to the Administrative Agent, an appropriate Notice of Withdrawal, duly executed and completed, not later than 12:00 p.m., New York City time, one Business Day prior to (or such shorter time as agreed by the Administrative Agent) the proposed date of the Withdrawal specifying the amount to be Withdrawn in accordance with the Budget.

Section 4.03 Conditions to the Credit Extension and to each Withdrawal Date. The obligation of each Lender to make the Credit Extension on the Credit Date, and the Borrower’s right to make a Withdrawal on each Withdrawal Date, also are subject to (other than in respect of Withdrawals for the payment of amounts due and payable in accordance with Section 10.05(e)) the satisfaction, or waiver in accordance with this Agreement, of the following further conditions precedent:

(a) The Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal or otherwise challenged or subject to any challenge.

(b) The Loan Parties shall be in compliance with the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be.

(c) The Loan Parties shall be in compliance with each Cash Management Order and each Adequate Protection Order.

(d) The Administrative Agent and Lenders shall have received all periodic updates required under Section 6.01, each in form and substance satisfactory to the Required Lenders, and the Borrowers shall be in compliance with Section 7.11.

(e) Except as disclosed to the Administrative Agent, since the Petition Date, no event, circumstance or change shall have occurred that has caused, be reasonably expected to cause, or evidences, either in any case or in the aggregate, to have a Material Adverse Effect.

(f) The following statements shall be true and correct: (i) the representations and warranties contained in Article 5 and in each other Loan Document are true and correct in all material respects (unless otherwise qualified by materiality in which case such representations and warranties shall be true and correct in all respects) on and as of such Credit Date or Withdrawal Date, as applicable, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (unless otherwise qualified by materiality in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on such Credit Date or Withdrawal Date, as applicable, or would result from the making of such Credit Extension or Withdrawal on such date.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Article 4, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto. The Administrative Agent shall be entitled to conclusively rely upon, and shall be fully protected in relying upon, such Notice of Withdrawal.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

Holdings and each Borrower jointly represent and warrant to the Administrative Agent and the Lenders on the Closing Date, the Credit Date and each Withdrawal Date that:

Section 5.01 Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) subject to the entry and the terms of the Bankruptcy Court Orders in the case of the Loan Parties, has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. Other than as a result of the Chapter 11 Cases, the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, subject to the entry and the terms of the Bankruptcy Court Orders in the case of the Loan Parties, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, or require any payment to be made under (i) any material contract to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except, with respect to clauses (b) and (c), for such violations, conflicts, breaches or contraventions that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. Other than as a result of the Chapter 11 Cases, no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (with such priority as provided in the ABL Intercreditor Agreement) or (d) other than pursuant to applicable Law in connection with the exercise of remedies with respect to the Collateral, the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. Subject to the entry and the terms of the Bankruptcy Court Orders in the case of the Loan Parties, this Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (b) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) (i) The Annual Financial Statements (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (B) fairly present in all material respects the financial condition of such Persons as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) the Quarterly Financial Statements (A) were each prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (B) fairly present the financial condition of such Persons, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (A) and (B) of this clause (ii), to the absence of footnotes and to normal year-end audit adjustments.

(b) Since September 30, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation. Other than as a result of the Chapter 11 Cases as of the Closing Date, except as set forth in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened in writing, before any Governmental Authority, against any Loan Party or any of their Subsidiaries or against any of their properties that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

Section 5.07 No Default. Other than as a result of the Chapter 11 Cases, neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08 Ownership of Property; Liens.

(a) Other than as a result of the Chapter 11 Cases, each of the Loan Parties has good title to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except (a) as set forth on Schedule 5.08(a), (b) for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (c) Liens permitted by Section 7.01 and (d) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Schedule 5.08(b) sets forth a complete and accurate list of all material real property owned by each Loan Party as of the Closing Date, showing as of the Closing Date the street address, county or other relevant jurisdiction, state and record owner thereof.

Section 5.09 Environmental. Except as set forth in Schedule 5.09:

(a) There are no existing Environmental Claims pending, or to the knowledge of any Responsible Officer of any Loan Party threatened, the effect of which alleges potential liability under or a violation of any Environmental Law relating to the Loan Parties’, their Subsidiaries’, or any of their respective businesses or properties, in each case, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each of the Loan Parties and its Subsidiaries is and has been in compliance with all Environmental Laws and has received and maintained in full force and effect all Environmental Permits required for its current operations, except where non-compliance could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) No Hazardous Materials are present, or have been released by any Person, whether related or unrelated to any Loan Party in, on, within, above, under, affecting or emanating from any real property currently or previously owned, leased or operated by any Loan Party or its Subsidiaries (i) in a quantity, location, manner or state requiring any cleanup, investigation or remedial action pursuant to any Environmental Laws, (ii) in violation or alleged violation of any Environmental Laws, or (iii) which has given or could give rise to any Environmental Claim against any Loan Party or its Subsidiaries, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) No Environmental Claim is pending or, to the Loan Parties’ knowledge, proposed, threatened or anticipated, with respect to or in connection with any of the Loan Parties or its Subsidiaries or any real properties now or previously owned, leased or operated by the Loan Parties or its Subsidiaries except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) No properties now or previously owned, leased or operated by the Loan Parties or its Subsidiaries nor any property to which the Loan Parties or its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Material is listed or, to the Loan Parties’ knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or cleanup, nor to the knowledge of the Loan Parties, is any such property anticipated or threatened to be placed on any such list, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) There are no liabilities under Environmental Law of any Loan Parties or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any Environmental Claim, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g) No Loan Party or its Subsidiaries has assumed or retained any Environmental Claim of any other Person, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10 Insurance. The properties of each Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of such Loan Party, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are prudent in the reasonable business judgment of Borrowers’ officers.

Section 5.11 Taxes. Each Loan Party and its Subsidiaries has filed all Federal, state and other material Tax returns and reports required to be filed, and have paid all Federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment against any Loan Party or any Subsidiary of a Loan Party that would, if made, have a Material Adverse Effect.

Section 5.12 ERISA Compliance.

(a) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state laws and (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service, and to the knowledge of any Loan Party, nothing has occurred that would reasonably be expected to prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect.

(c) Except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) each Loan Party and, to the knowledge of any Loan Party, each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”), except as would not reasonably be expected to result in a Material Adverse Effect:

(i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 5.13 Subsidiaries; Equity Interests. As of the Closing Date, Holdings has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Schedule 5.13 free and clear of all Liens other than the Liens permitted by the Loan Documents.

Section 5.14 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged or shall engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of Holdings, any Borrower, nor any Subsidiary of Holdings is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.15 Disclosure. No report, financial statement, certificate or other written information furnished (other than projections, pro formal financial information, budgets, other estimates and general market, industry and economic data) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation (it being understood and agreed that projections and pro forma financial information are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from such forecasts and that such differences may be material and that the Loan Parties make no representation that such projected results will in fact be realized).

Section 5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties (including the Act), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.17 [Reserved].

Section 5.18 Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, trade dress, logos, domain names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses, computer software and other intellectual property rights (including all registrations and applications for registrations of the foregoing) (collectively, “IP Rights”) that are necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to own or possess the right to use any such IP Rights, or such conflict with the rights of any other Person, would not reasonably be expected to have a Material Adverse Effect. Each Loan Party and its Subsidiaries hold all right, title and interest in and to the IP Rights owned by each Loan Party and its Subsidiaries that are necessary for the operation of their respective businesses free and clear of any Lien (other than Liens permitted by Section 7.01). No slogan or other advertising device, product, process, method, substance, part or other material or activity now employed, or now contemplated to be employed, by each Loan Party or any Subsidiary thereof infringes upon, misappropriates or otherwise violates any rights held by any other Person, except where such infringement, misappropriation or other violation would not reasonably be expected to have a Material Adverse Effect.

Section 5.19 Purpose of Loans.

(a) Loans. The proceeds of the Term Loan will be used in accordance with the terms of the Budget, including, without limitation: (i) to pay all amounts due to Lenders and the Administrative Agent hereunder and all professional fees and expenses (including legal, financial advisor, appraisal and valuation-related fees and expenses) incurred by Lenders and the Administrative Agent, including those incurred in connection with the preparation, negotiation, documentation and court approval of the transactions contemplated hereby and (ii) to provide working capital, and for other general corporate purposes of the Loan Parties and their respective Subsidiaries, and to pay administration costs of the Chapter 11 Cases and claims or amounts approved by the Bankruptcy Court.

(b) Limitations on use of Loans. No portion of any proceeds of the Term Loan may be used (i) for any purpose that is prohibited under the Bankruptcy Code or the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order; (ii) to finance in any way: (x) any adversary action, suit, arbitration, proceeding, application, motion, contested matter or other litigation of any type materially adverse to the interests of any or all of the Administrative Agent, the Lenders, the Prepetition Term Agent or the Prepetition Term Lenders or their respective rights and remedies under the Loan Documents, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order or the Prepetition Term Loan Documents or (y) any other action which with the giving of notice or passing of time would result in an Event of Default hereunder or under any of the Loan Documents; (iii) for the payment of fees, expenses, interest or principal under the Prepetition Loan Documents (other than permitted adequate protection payments, including payments in connection with the appointment of a successor Prepetition Term Agent); or (iv) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders, excluding administration costs of the Chapter 11 Cases and claims or amounts approved by the Bankruptcy Court.

Section 5.20 Collateral Documents. The provisions of the Interim Bankruptcy Court Order and Final Bankruptcy Court Order, as applicable, are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest (subject, in the case of any Collateral, to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein (with such priority as provided for in the ABL Intercreditor Agreement). Except for filings contemplated hereby and by the Interim Bankruptcy Court Order and Final Bankruptcy Court Order, as applicable, no filing or other action will be necessary to perfect or protect such Liens to the extent required under this Agreement and to the extent perfection may be achieved by the filings and/or other actions required this Agreement.

Section 5.21 [Reserved].

Section 5.22 Sanctioned Persons. None of the Loan Parties or any of their Subsidiaries nor, to the knowledge of any Loan Party, any director, officer, agent, employee of any Loan Party or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Loan Parties will not directly or indirectly use the proceeds of the Term Loan or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 5.23 Foreign Corrupt Practices Act. No part of the proceeds of the Term Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 5.24 Patriot Act. To the extent applicable, each Loan Party and its Subsidiaries is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Act.

Section 5.25 Budget and Financial Plan. The Budget was prepared in good faith based on assumptions believed by the Loan Parties to be reasonable at the time made and upon information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time the Budget was furnished.

Section 5.26 Prepetition Obligations. Except for the Prepetition Obligations, the ABL Facility Indebtedness and as disclosed on Schedule 7.03, the Loan Parties do not have any other Indebtedness for borrowed money outstanding on the date hereof.

ARTICLE 6.

AFFIRMATIVE COVENANTS

From and after the Closing Date, so long as any Lender shall have any Term Commitment hereunder, any Term Loan or other Obligation (other than any contingent indemnification obligations not yet due and payable) hereunder shall remain unpaid or unsatisfied, Holdings and each Borrower shall, and shall cause each Subsidiary to:

Section 6.01 Financial Statements; Budget. In the case of Holdings, deliver to the Administrative Agent for further distribution to each Lender, in form and detail satisfactory to the Required Lenders:

(a) within 120 days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in Stockholders’ Equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to such financial statements, certified by the chief executive officer, chief financial officer, treasurer or controller of Holdings as fairly presenting, in all material respects, the financial condition, results of operations, Stockholders’ Equity and cash flows of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(b) within 45 days after the end of each of the first three Fiscal Quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries, as at the end of such Fiscal Quarter, the related consolidated statements of income or operations for such Fiscal Quarter and for the portion of Holdings’ fiscal year then ended, and the related consolidated statements of changes in Stockholders’ Equity and cash flows for the portion of Holdings’ fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding Fiscal Quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to such financial statements, certified by the chief executive officer, chief financial officer, treasurer or controller of Holdings as fairly presenting, in all material respects, the financial condition, results of operations, Stockholders’ Equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) within 90 days after the end of each fiscal year of Holdings, an annual budget of Holdings and its Subsidiaries on a consolidated basis, on a quarterly basis for the then current fiscal year;

(d) on each Budget Testing Date (prior to 11:59 p.m.), (x) a variance report certified by the chief financial officer of the Holdings, in form reasonably acceptable to the Required Lenders in their sole discretion, setting forth (i) the actual cash receipts, expenditures and disbursements for the immediately preceding calendar week (e.g. the calendar week beginning on Sunday, April 5, 2015 with respect to the report delivered on April 15, 2015) on a line-item basis and the aggregate liquidity as of the end of such calendar week and (ii) the variance in dollar amounts of the actual expenditures and disbursements (including debt service, professional fees and capital expenditures) for each weekly period from those reflected for the corresponding period in the Budget and (y) an analysis, certified by a Responsible Officer of the Holdings, demonstrating compliance with Section 7.11 for such week (if applicable).

As to any information contained in materials furnished pursuant to Section 6.02(c), Holdings shall not be required separately to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Holdings to furnish the information and materials described in clause (a) or (b) above at the times specified therein.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 (including any “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) Holdings’ (or any direct or indirect parent thereof, as applicable) Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent), on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of an independent certified public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards.

Section 6.02 Certificates; Other Information. In the case of Holdings, deliver to the Administrative Agent for further distribution to each Lender, in form and detail satisfactory to the Required Lenders:

(a) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Holdings or any Borrower by independent accountants in connection with the accounts or books of Holdings or any of its Subsidiaries, or any audit of any of them;

(b) promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or any Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, whether or not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(d) promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or the Required Lenders may from time to time reasonably request; provided that none of Holdings, any Borrowers or any of the Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product;

(e) promptly, all default notices and other material notices delivered or received under the ABL Loan Documents;

(f) promptly, any amendments, restatements, supplements or other modifications to the ABL Loan Documents; and

(g) promptly after the assertion or occurrence thereof, notice of any Environmental Claim against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to (i) have a Material Adverse Effect or (ii) cause any Mortgaged Property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law to which the property would not have been subject but for such Environmental Claim.

Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which Holdings (or such direct or indirect parent of Holdings) posts such documents, or provides a link thereto on Holdings’ (or such parent’s) web site on the Internet at the web site address listed on Schedule 12.02, or the SEC’s website on the Internet at www.sec.gov; or (2) on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that: (i) Holdings shall deliver paper copies of such documents to the Administrative Agent for further distribution to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) Holdings shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Holdings and Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Holdings or Borrowers hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdings, Borrowers, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrowers hereby agree that (w) all Borrower Materials that Borrowers elect to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdings and Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings, Borrowers or their respective securities for purposes of United States Federal and state securities laws (“MNPI”) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” (and the Administrative Agent agrees that only Borrower Material marked “PUBLIC” will be made available on such portion of the Platform) and (z) the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.” Notwithstanding any of the foregoing, Holdings and Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 6.03 Notices. In the case of Holdings, promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Event of Default;

(b) of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, litigation, investigation, proceeding or suspension, whether at law or in equity, by or before any Governmental Authority against any Loan Party that could reasonably be expected to result in a Material Adverse Effect (other than the Chapter 11 Cases); and

(c) of the occurrence or reasonably expected occurrence of any ERISA Event.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Holdings (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto.

Section 6.04 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except as otherwise permitted pursuant to the terms of this Agreement;

(b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses, approvals and franchises necessary or desirable in the normal conduct of its business, except, in the case of Section 6.04(a) (other than with respect to Borrowers) or this Section 6.04(b), to the extent (i) that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to any merger, consolidation or liquidation, dissolution or Disposition permitted by Article 7; and

(c) pay, discharge or otherwise satisfy as the same shall become due and payable, all material Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Loan Party or any of its Subsidiaries or (ii) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear, fire, casualty or condemnation excepted, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.06 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies that Borrowers believe (in the good faith judgment of their management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons.

(b) Notwithstanding anything herein to the contrary, with respect to each Mortgaged Property, if at any time the area in which the buildings and other improvements are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), then, to the extent required by applicable Flood Insurance Laws, Borrowers shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Required Lenders and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) upon the reasonable request of the Administrative Agent (except after the occurrence and during the continuation of an Event of Default, not to exceed one time per Fiscal Year), deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 6.07 Compliance with and Laws. Comply in all material respects with (i) the requirements of all material Laws and all material orders, writs, injunctions and decrees applicable to it or to its business or property, except if such failure to comply therewith could not reasonably be expected to have a Material Adverse Effect and (ii) the Bankruptcy Court Orders.

Section 6.08 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP and which reflect all material financial transactions and matters involving the assets and business of the Loan Parties, as the case may be (it being understood and agreed that certain Foreign Subsidiaries may maintain individual books and records in conformity with general accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.09 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired (but in no event more than one time per fiscal year of Holdings, upon reasonable advance notice to Borrowers; provided that only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than twice during any calendar year; provided, however, that during the continuation of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors) on behalf of the Lenders may do any of the foregoing at the expense of Borrowers at any time during normal business hours upon reasonable advance notice and without limitation as to frequency. The Borrowers shall give the Administrative Agent the opportunity to participate in any discussions with Borrowers’ independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, none of the Loan Parties or their Subsidiaries will be required to disclose, permit inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes nonfinancial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 6.10 Use of Proceeds. The Borrowers shall use the proceeds of the Term Loan solely for the purposes set forth in Section 5.19. No portion of the proceeds of the Credit Extension shall be used in any manner that causes or might cause the Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 6.11 Covenant to Guarantee Obligations and Give Security.

(a) Upon the formation or acquisition by any Loan Party of any new direct or indirect Subsidiary (other than an Excluded Subsidiary) (provided, that prior to any such formation or acquisition, such Loan Party shall have received the written consent of the Required Lenders), or upon a Subsidiary of any Loan Party ceasing to be an Excluded Subsidiary, Holdings and Borrowers shall, at their expense:

(i) Within 60 days, or with respect to mortgages on owned property, 120 days (in each case, as such time or times may be extended by the Required Lenders in their reasonable discretion) following, in each case, the creation or acquisition of such Subsidiary or following such Subsidiary ceasing to be an Excluded Subsidiary:

(A) cause such Subsidiary to (a) become a Guarantor by executing and delivering to the Administrative Agent a joinder to the Collateral Documents, the ABL Intercreditor Agreement and such other documents as the Required Lenders shall reasonably deem appropriate for such purpose and (b) deliver to the Administrative Agent such other customary documentation reasonably requested by the Required Lenders including, without limitation, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Required Lenders,

(B) to duly execute and deliver to the Administrative Agent, deeds of trust, trust deeds, deeds to secure debt, mortgages, and other collateral and security agreements or supplements thereto, as specified by and in form and substance satisfactory to the Required Lenders (including delivery of all Pledged Equity Interests in and of such Subsidiary, and other instruments reasonably requested by the Required Lenders), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on substantially all such real and personal properties, and

(C) to take whatever action (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be required pursuant to the terms of the Collateral Documents to perfect the Liens granted thereunder on the Collateral purported to be subject thereto; provided that, the pledge of Equity Interests of (1) any Foreign Subsidiary and (2) any FSHCO, in each case, that is owned directly by such Subsidiary shall be limited to 65% of the issued and outstanding voting Equity Interests and 100% of the non-voting Equity Interests of such Foreign Subsidiary or FSHCO.

(b) Upon the acquisition of any fee owned interest in any real property located in the United States of America with a fair market value greater than $1,000,000 by any Loan Party (provided, that prior to any such acquisition, such Loan Party shall have received the written consent of the Required Lenders), and if such property shall not already be subject to a perfected security interest (with such priority as provided in the ABL Intercreditor Agreement) in favor of the Administrative Agent for the benefit of the Secured Parties, then Holdings and Borrowers shall, at their expense:

(i) within 120 days (as such time may be extended by the Required Lenders in their reasonable discretion) after such acquisition,

(A) cause the applicable Loan Party, upon the written request of the Required Lenders in their sole discretion, to take commercially reasonable actions (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) required to perfect the Liens and security interests granted thereby on such property and

(B) deliver to the Administrative Agent, upon the written request of the Required Lenders in their sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clause (A) above and as to such other matters as the Required Lenders may reasonably request, and

(ii) in connection with any Mortgaged Property, deliver, upon the reasonable request of the Required Lenders in their sole discretion, to the Administrative Agent with respect to such Mortgaged Property, title reports, surveys and engineering, soils and other reports, and environmental assessment reports and Flood Documents, each in form and substance reasonably satisfactory to the Required Lenders, in each case to the extent available and in the possession or reasonable control of the applicable Loan Party, provided, however, that there shall be no obligation to deliver to the Administrative Agent any environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than any Loan Party.

(c) At any time upon request of the Administrative Agent or the Required Lenders, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent or the Required Lenders may reasonably deem necessary in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, landlord access waivers, security agreement supplements, intellectual property security agreement supplements and other security and pledge agreements.

Section 6.12 Compliance with Environmental Laws. (i) Comply and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and properties; and (iii) in each case to the extent the Loan Parties are required by Environmental Laws, conduct any investigation, study, sampling and testing, and remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws, except in each case above, as could not reasonably be expected to have a Material Adverse Effect; provided, however, that none of the Loan Parties nor any of their respective Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.13 Preparation of Environmental Reports. At the request of the Required Lenders based on a reasonable belief that a Hazardous Material release not otherwise identified on Schedule 5.09 has occurred at any property owned or operated by any Loan Party, which condition could reasonably be expected to have a Material Adverse Effect, but no more than one time for any property during the term of this Agreement unless a subsequent Hazardous Material release or incident occurs, provide to the Lenders within 60 days after such request (unless a Default shall have occurred and be continuing, during which time no limitation shall apply), at the expense of Borrowers, a written environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to the Required Lenders, indicating the presence or absence of Hazardous Materials in excess of remedial standards under Environmental Laws and the estimated cost of any compliance, removal or remedial action required under Environmental Laws in connection with any such Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Required Lenders determine at any time that a material risk exists that any such report will not be provided within the time referred to above, then the Required Lenders may direct the Administrative Agent, after providing Borrowers 30 days’ prior written notice and an opportunity to cure, to retain an environmental consulting firm to prepare such report at the expense of Borrowers, and each Borrower hereby grants and agrees to cause any of its Subsidiaries that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of landlords and tenants, to enter onto their respective properties to undertake such an assessment.

Section 6.14 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and reregister any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents or Section 6.11, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. Notwithstanding anything to the contrary herein or in any other Loan Document, no Loan Party nor any of its Subsidiaries shall be required to record the Liens in IP Rights granted under the Collateral Documents outside the United States.

Section 6.15 Advisors. Subject to Bankruptcy Court approval, the Loan Parties shall continue at all times the retention of Alvarez & Marsal pursuant to the agreement between such financial advisors and the Loan Parties entered into prior to the Petition Date (or other financial advisors reasonably acceptable to the Required Lenders).

ARTICLE 7.

NEGATIVE COVENANTS

From and after the Closing Date, so long as any Lender shall have any Term Commitment hereunder, any Term Loan or other Obligation (other than contingent indemnification obligations not yet due and payable) hereunder shall remain unpaid or unsatisfied, Holdings shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) (i) Liens pursuant to any Prepetition Loan Document, (ii) Liens pursuant to any Loan Document, (iii) Liens pursuant to any ABL Loan Document and (iv) Liens on the Collateral securing Indebtedness permitted by Sections 7.03(a)(ii) and (a)(iii), provided that the Liens on the Collateral securing Indebtedness permitted by Sections 7.03(a)(ii) and (a)(iii) are subject to the terms of the ABL Intercreditor Agreement;

(b) Liens existing on the Petition Date and listed on Schedule 5.08(a);

(c) Liens for taxes, assessments and other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or which are not otherwise required to be paid in accordance with Section 6.04;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, suppliers’, landlords’, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted or with respect to the Loan Parties, as to which payment and enforcement is stayed under the Bankruptcy Code or pursuant to orders of the Bankruptcy Court, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(i) Liens securing Indebtedness permitted under Section 7.03(d); provided that in the case of Liens securing purchase money Indebtedness and Capital Leases, (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (B) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition, improvements thereto and related expenses;

(j) precautionary filings in respect of operating leases; and leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Holdings or any of its respective Subsidiaries or (ii) secure any Indebtedness;

(k) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods;

(l) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m) Liens arising out of conditional sale, consignment, title retention or similar arrangements for the sale of goods entered into by Holdings or any of its Subsidiaries in the ordinary course of business;

(n) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(o) Deposits made in the ordinary course of business to secure liability to insurance carriers;

(p) (i) any lease, license, sublease, sublicense or other contractual obligation (including the provision of software or the licensing of other intellectual property rights) and terminations thereof, relating to any IP Rights entered into in the ordinary course of business or for the use of IP Rights that are not material to the conduct of the businesses of Holdings or any of its Subsidiaries and (ii) any interest of title of a lessor, sublessor, licensor or sub licensor under leases, subleases, licenses or sublicenses entered into by Holdings or any of its Subsidiaries in the ordinary course of business;

(q) to the extent the rights and obligations described in this Section 7.01(q) would be considered a Lien, Liens arising out of consignment agreements entered into by Holdings or any of its Subsidiaries in the ordinary course of business, the rights of each consignee with respect to each such consignment agreement in a portion of the proceeds received with respect to the sale of inventory subject to such consignment agreement; and

(r) Liens in favor of the Prepetition Indebtedness Holders as adequate protection granted pursuant to the Interim Bankruptcy Court Order.

Section 7.02 Investments. Make any Investments, except:

(a) Investments held by Holdings or any of its Subsidiaries in the form of cash and Cash Equivalents;

(b) Investments (i) existing on the Closing Date in Subsidiaries existing on the Closing Date and (ii) in Borrowers or any Subsidiaries of Holdings that are Loan Parties (including those formed or acquired after the Closing Date so long as Holdings, Borrowers and their Subsidiaries comply with the applicable provisions of Section 6.11);

(c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(d) Investments in fixed assets or real property that constitute Capital Expenditures in the ordinary course of business of the Loan Parties; provided that the aggregate amount of Investments made by the Loan Parties pursuant to this clause (e) shall not exceed $4,500,000;

(e) Guarantees permitted by Section 7.03;

(f) other Investments; provided that in no event shall the aggregate amount of Investments allowed pursuant to this Section 7.02(f) during the term of this Agreement (net of any returns of capital on such Investments) exceed $1,000,000;

(g) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

(h) Investments consisting of licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons in the ordinary course of business.

Section 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under (i) the Loan Documents, (ii) the Prepetition Loan Documents, and (iii) the ABL Loan Documents;

(b) Indebtedness outstanding on the Petition Date and listed on Schedule 7.03;

(c) Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party;

(d) Indebtedness (i) of Holdings or any Subsidiary of Holdings in respect of Capital Leases and purchase money obligations for fixed or capital assets, in accordance with the terms of the Budget;

(e) Indebtedness of Holdings or any Subsidiary thereof owing to Holdings or any Subsidiary thereof, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute Pledged Notes under the Prepetition Term Loan Collateral Agreement and (ii) if such Indebtedness is owed by a Loan Party to a non-Loan Party, be expressly subordinated in right of payment to the Obligations pursuant to the Intercompany Subordination Agreement;

(f) Indebtedness of Holdings or any of its Subsidiaries consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(g) Indebtedness in respect of overdraft facilities, automatic clearinghouse arrangements, employee credit card programs and other business cash management arrangements in the ordinary course of business; and

(h) Indebtedness representing deferred compensation to employees of Holdings or any of their Subsidiaries incurred in the ordinary course of business.

Section 7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person except that, so long as (i) no Default exists or would result therefrom and (ii) no approval of the Bankruptcy Court is required (or such approval is required and shall have been received):

(i) any Subsidiary of Holdings may merge with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person and (ii) any other Subsidiary, provided that (A) when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, (B) when any Subsidiary of Holdings that is a Loan Party is merging with another Subsidiary, the continuing or surviving Person shall be a Loan Party and (C) no Subsidiary of a Borrower may merge with a Subsidiary of Holdings that is not also a Subsidiary of a Borrower unless such Subsidiary of a Borrower is the surviving Person;

(ii) any Subsidiary of Holdings may effect any Permitted Acquisition; provided that (i) in any such transaction involving a Borrower, such Borrower shall be the continuing or surviving Person and (ii) in any such transaction involving a Subsidiary of Holdings that is a Loan Party, the continuing or surviving Person shall be a Loan Party; and

(iii) any Subsidiary of Holdings may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) (i) to a Borrower or to a Subsidiary of Holdings that is a Loan Party, (ii) if the transferor is not a Loan Party, to any Subsidiary of Holdings; provided in each case, that if the transferor in such a transaction is a wholly-owned Subsidiary of a Borrower, then the transferee must either be a Borrower or a wholly-owned Subsidiary of a Borrower or (iii) if the transferor is Anchor Canada or any of its Subsidiaries, to Holdings so long as Holdings promptly contributes or otherwise transfers such assets to any of its Subsidiaries.

Section 7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of damaged, obsolete or worn out property, or property no longer used or usable in the business, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business and terminations of leases and licenses in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar or related replacement property used or usable in the business or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such similar or related replacement property used or usable in the business;

(d) Dispositions of property by any Subsidiary of Holdings to any Subsidiary of Holdings; provided that if the transferor of such property is a Loan Party, the transferee thereof must either be a Loan Party;

(e) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof;

(f) Dispositions of investment securities and Cash Equivalents in the ordinary course of business;

(g) Dispositions permitted by Section 7.04;

(h) Leases, subleases, licenses or sublicenses (including of IP Rights) and terminations thereof, in each case in the ordinary course of business that do not materially interfere with the business of Holdings and its Subsidiaries (taken as a whole);

(i) With the consent of Required Lenders, abandonment or other Disposition of IP Rights that are no longer material to the conduct of the businesses of Holdings and its Subsidiaries (taken as a whole);

(j) Dispositions of non-core assets acquired in connection with Permitted Acquisitions or other Investments; provided that (i) the aggregate amount of such sales shall not exceed 50% of the fair market value of the acquired entity or business and (ii) each such sale is in an arm’s-length transaction (or no less favorable to such Subsidiary than an arm’s-length transaction) and such Subsidiary receives at least fair market value;

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements or similar binding agreements; and

(l) The unwinding of any Swap Contract.

Section 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) (x) Subsidiaries of Borrowers may make Restricted Payments to Borrowers, any Subsidiary of a Borrower that is a Loan Party and any other Person that owns an Equity Interest in such Subsidiaries, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, notwithstanding the existence of any Default or Event of Default, and (y) Subsidiaries of Anchor Canada may make Restricted Payments to Anchor Canada, any Subsidiary of Anchor Canada and any other Person that owns an Equity Interest in such Subsidiaries, as applicable, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, notwithstanding the existence of any Default or Event of Default;

(b) Investments permitted pursuant to Section 7.02(c);

(c) Holdings and its Subsidiaries may (or, may make Restricted Payments to allow Holdings or any direct or indirect parent of Holdings to) make Restricted Payments in an aggregate amount equal to the amount required for Holdings and Parent to pay customary fees to members of its board of directors, payments in respect of insurance coverage or for indemnification obligations under any law, indenture, contract or agreement to any director or officer of Holdings, Parent or any of its Subsidiaries, in each case, notwithstanding the existence of any Default or Event of Default;

(d) payments of Permitted Tax Distributions;

(e) Holdings and its Subsidiaries may (or may make Restricted Payments to allow Holdings or any direct or indirect parent of Holdings to) make Restricted Payments in an aggregate amount equal to the amount required for Holdings and Parent to make payments required under its swap or hedging agreements and leases, which are incurred in the ordinary course of business and not for speculative purposes;

(f) Holdings and its Subsidiaries may (or may make Restricted Payments to allow Holdings or any direct or indirect parent of Holdings to) make Restricted Payments to pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof, any redemption, conversion or exchange thereof (including the redemption or exercise of warrants or options in respect thereof), any Permitted Acquisition or any vesting of Equity Interests; and

(g) Holdings, Borrowers and Anchor Canada may make such other Restricted Payments that have been approved in writing by the Required Lenders.

Section 7.07 Change in Nature of Business; Permitted Activities of Holdings. Engage in any material line of business substantially different from those lines of business conducted by Holdings and its Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto. With respect to Holdings, (i) incur any Indebtedness whatsoever other than (A) the Indebtedness and obligations under this Agreement, the other Loan Documents, the Prepetition Loan Documents to which Holdings is a party, the ABL Loan Documents to which Holdings is a party and other Indebtedness expressly permitted pursuant to Section 7.03, and (B) Guarantees of the obligations of any Subsidiary that is a Loan Party in connection with leases otherwise permitted hereby entered into by any Subsidiary that is a Loan Party, (ii) engage in any business operating activity other than (A) holding the Equity Interests of Borrowers and Anchor Canada and other Investments expressly permitted pursuant to Section 7.02; (B) performing its obligations and activities incidental thereto under the Loan Documents and other Indebtedness and liens, guarantees and Investments permitted hereunder; (C) issuing its own Equity Interests subject to the terms hereof and performing its obligations and undertaking activities incidental thereto; (D) filing Tax reports and paying Taxes in the ordinary course (and contesting any Taxes); (E) preparing reports to Governmental Authorities and to its shareholders; (F) holding director or shareholder meetings, preparing its books and records and performing other actions and activities required to maintain its separate structure or to comply with applicable requirements of Law, or its Organization Documents; and (G) making Restricted Payments to the extent Restricted Payments are permitted to be made by or to Holdings pursuant to Section 7.06; or (iii) permit any Liens on the Equity Interests of Borrowers or Anchor Canada other than (A) Liens granted under any Loan Document, and (B) any permitted pursuant to Section 7.01(a)(iii), (c), (h) and (j).

Section 7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Holdings, whether or not in the ordinary course of business, other than on fair and reasonable terms no less favorable to Holdings or such Subsidiary, as applicable, than would be obtainable by Holdings or such Subsidiary, as applicable, at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to:

(a) transactions between or among Holdings and its Subsidiaries;

(b) the payment of reasonable fees, expenses and compensation (including customary equity compensation) to and insurance provided on behalf of current, former and future officers and directors of Parent or Holdings or any Subsidiaries of Holdings and indemnification agreements entered into by Holdings or any of its Subsidiaries;

(c) reasonable employment and severance arrangements with current, former and future officers and employees and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(d) entering into the transactions contemplated thereby, including, to the extent approved by the Bankruptcy Court, reimbursement of expenses pursuant to the terms thereof;

(e) transactions listed on Schedule 7.08;

(f) Restricted Payments permitted under Section 7.06;

(g) loans and other transactions among Holdings and its Subsidiaries and joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by Holdings and/or any of its Subsidiaries in such joint venture) to the extent otherwise permitted under this Article 7;

(h) any other transactions by Holdings and its Subsidiaries permitted under an express provision (including any exceptions thereto) of this Article 7;

(i) payments by Holdings or any of its Subsidiaries pursuant to any Tax sharing agreements with any direct or indirect parent of Holdings to the extent attributable to the ownership or operation of Holdings and its Subsidiaries that comply with the requirements of Section 7.06(d); and

(j) any intercompany leases, subleases, licenses or sublicenses relating to any IP Rights.

Section 7.09 Burdensome Agreements. Enter into any Contractual Obligation after the Closing Date (other than this Agreement, any other Loan Document, any Prepetition Loan Document or any ABL Loan Document or any agreements with respect to Indebtedness permitted pursuant to Section 7.03(a)(ii)) that (a) limits the ability (i) of any Subsidiary of Holdings to make Restricted Payments to any Subsidiary of Holdings that is a Loan Party or to otherwise transfer property to Holdings or any Subsidiary of Holdings that is a Loan Party, (ii) of any Subsidiary of Holdings that is a Guarantor to Guarantee the Indebtedness of Holdings or any Borrower hereunder or (iii) of Holdings or any of its Subsidiaries to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that clauses (i) and (iii) shall not prohibit any negative pledge or similar provision, or restriction on transfer of property, incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(d) (solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness); or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. Notwithstanding the foregoing, this Section 7.09 will not restrict or prohibit:

(a) restrictions imposed pursuant to an agreement that has been entered into in connection with a transaction permitted pursuant to Section 7.05 with respect to the property that is subject to that transaction;

(b) restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03 to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(c) restrictions binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary;

(d) restrictions that arise in connection with any Lien permitted by Section 7.01 and related to the property subject to such Lien;

(e) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(f) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(g) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(h) restrictions or conditions imposed by law;

(i) customary restrictions or conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder; or

(j) provisions restricting subletting or assignment of Contractual Obligations.

Section 7.10 Right of Subrogation Assert any right of subrogation or contribution against any other Loan Party.

Section 7.11 Budget Covenant.

(a) With respect to the Budget, commencing with April 15, 2015 and on every Wednesday thereafter (each such day, a “Budget Testing Date”), for the four-week period ending on a Saturday immediately preceding such Budget Testing Date (or with respect to the Budget Testing Date on each of April 15, 2015, April 22, 2015 and April 29, 2015, for the period from and including the Sunday prior to the Petition Date through the Saturday immediately preceding such Budget Testing Date) (each such four-week or shorter period, the “Budget Testing Period”), the Loan Parties shall not have permitted the actual disbursements during the Budget Testing Period to be more than the Permitted Disbursement Variation of the budgeted amount of “Total Disbursements” in the Budget for such period.

(b) On each Budget Testing Date, the Loan Parties shall not have permitted the aggregate amount of the actual receipts during the Budget Testing Period to be less than the Permitted Receipts Variation of the budgeted amount of “Projected Receipts” set forth in the Budget for such period.

Section 7.12 Amendments or Waivers of Organization Documents. Amend, modify, waive or change in any manner any term or condition of any of its Organization Documents or the ABL Credit Agreement except as required by the Bankruptcy Court or with the written consent of the Required Lenders.

Section 7.13 Fiscal Year. Make any change in its Fiscal Year.

Section 7.14 Prepayments of Indebtedness. Make any payment of principal or interest or otherwise on account of any Prepetition Obligations or payables under the Prepetition Term Loan Documents, other than payments made in compliance with the Budget, payments under the ABL Credit Agreement and other payments agreed to in writing by the Required Lenders and, if necessary, authorized by the Bankruptcy Court.

Section 7.15 Sale-Leaseback Transactions. Enter into any sale-leaseback transaction in which any Loan Party is the seller or the lessee unless the disposition of assets is permitted under Section 7.05, the incurrence of Indebtedness is permitted by Section 7.03 and the Net Cash Proceeds thereof are applied as required by Section 2.03(b)(i).

Section 7.16 Chapter 11 Modifications. Except as permitted pursuant to the terms of this Agreement, the ABL Credit Agreement and the ABL Intercreditor Agreement:

(a) Make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to the Bankruptcy Court Orders.

(b) Incur, create, assume or suffer to exist or permit any other DIP Superpriority Claim which is pari passu with or senior to the claims of the Administrative Agent and the Lenders hereunder, except for the Carve Out and claims in respect of the ABL Facility Indebtedness.

Section 7.17 Segregated Operating Account.

(a) Create, incur, assume or suffer to exist any Lien upon the Segregated Operating Account in favor of the ABL Agent or any ABL Lender.

(b) Make or permit to be made any payment of principal or interest or otherwise on account of the ABL Facility Indebtedness with funds to be kept in or disbursed from the Segregated Operating Account.

ARTICLE 8.

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default. Each of the following shall constitute an Event of Default (each, an “Event of Default”):

(a) Non-Payment. Any Loan Party shall fail to pay any principal of or interest on the Term Loan, or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or

(b) Specific Covenants. Any Loan Party or any of Subsidiary of a Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.04(a) (solely with respect to Borrowers) or Article 7; or

(c) Other Defaults. Any Loan Party or any Subsidiary of a Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues 10 days; or

(d) Representations and Warranties. Any representation, warranty or certification, when taken as a whole, made or deemed made by any Loan Party herein, in any other Loan Document, shall be false or incorrect, when taken as a whole, in any material respect, as of the date made or deemed made; or

(e) Cross-Default. A breach or default, other than in connection with or as a result of the Chapter 11 Cases, by any Loan Party or Subsidiary with respect to Indebtedness having an aggregate principal amount of more than the Threshold Amount (subject to any grace period set forth therein); or

(f) Budget. The proceeds of any Term Loan shall have been expended in a manner, or a Withdrawal shall be for a purpose, which is not in accordance with the Budget; or

(g) Judgments. There is entered against any Loan Party or any of its Subsidiaries one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders then outstanding at such time) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not deny coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which would result in a Material Adverse Effect or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that would result in liability to any Loan Party in an aggregate amount which would result in a Material Adverse Effect; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted hereunder) or as a result of acts or omissions by the Administrative Agent or any agent or subagent thereof, any Lender or any of their respective Affiliates or as a result of satisfaction in full of all the Obligations (other than contingent obligations not yet due and payable), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of satisfaction in full of the Obligations other than in accordance with its terms), or purports in writing to revoke, terminate or rescind any Loan Document (other than in accordance with its terms); or

(j) Change of Control. A Change of Control shall occur; or

(k) Collateral Documents. The Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, as applicable, shall cease to create a valid and perfected Lien with such priority required by this Agreement, subject to Permitted Liens, on a material portion of the Collateral purported to be covered thereby; or

(l) Entry of Order. The Final Bankruptcy Court Order Entry Date shall not have occurred within 35 days after the Interim Bankruptcy Court Order Date; or

(m) Entry of the Joint Disclosure Statement and Plan Confirmation Hearing. (i) Entry of a final order by the Bankruptcy Court scheduling the Join Disclosure and Plan Confirmation Hearing shall not have occurred within 5 Business Days after the Petition Date and (ii) the Joint Disclosure Statement and Plan Confirmation Hearing shall not have been commenced by the Bankruptcy Court within 45 days after the Petition Date; or

(n) Conversion to Chapter 7. An order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court converting such Chapter 11 Case to a Chapter 7 case; or

(o) Alternate Financing. Any Loan Party shall file a motion in the Chapter 11 Cases without the express written consent of Required Lenders, to obtain additional financing from a party other than Lenders under Section 364(d) of the Bankruptcy Code or to use cash collateral of a Lender under Section 363(c) of the Bankruptcy Code; or

(p) Prepetition Claims. Any Loan Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving payment of any prepetition claim other than (x) as provided for in the “first-day orders” and included in the Budget or (y) otherwise consented to by the Required Lenders in writing, (ii) granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets having a book value in excess of $1,000,000 in the aggregate or to permit other actions that would have a material adverse effect on the Loan Parties or their estates, or (iii) except with respect to the Prepetition Obligations as provided in the Bankruptcy Court Orders, approving any settlement or other stipulation not approved by the Required Lenders and not included in the Budget with any secured creditor of any Loan Party providing for payments as adequate protection or otherwise to such secured creditor; or

(q) Appointment of Trustee or Examiner. An order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court appointing, or any Loan Party, any Subsidiary of a Loan Party, or any Affiliate of a Loan Party shall file an application for an order with respect to any Chapter 11 Case seeking the appointment of, (i) a trustee under Section 1104, or (ii) an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or

(r) Dismissal of Chapter 11. An order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases which does not contain a provision for termination of the total Term Commitment, and payment in full of all Obligations of the Loan Parties hereunder and under the other Loan Documents upon entry thereof; or

(s) Order With Respect to Chapter 11 Cases. An order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent), (i) to revoke, reverse, stay, modify, supplement or amend any of the Bankruptcy Court Orders, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Loan Parties equal or superior to the priority of the Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Administrative Agent and the Lenders in respect of the Obligations (other than the Carve Out) or (iii) to grant or permit the grant of a Lien on the Collateral (other than Permitted Liens); or

(t) Application for Order By Third Party. An application for any of the orders described in clauses (q) through (s) above shall be made by a Person other than the Loan Parties and such application is not contested by the Loan Parties in good faith or the relief requested is not withdrawn, dismissed or denied within 30 days after filing or any Person obtains a final order under § 506(c) of the Bankruptcy Code against the Administrative Agent or obtains a final order adverse to the Administrative Agent or the Lenders or any of their respective rights and remedies under the Loan Documents or in the Collateral; or

(u) Right to file Chapter 11 Plan. The entry of an order by the Bankruptcy Court terminating or modifying the exclusive right of any Loan Party to file a Chapter 11 plan pursuant to Section 1121 of the Bankruptcy Code, without the prior written consent of the Required Lenders; or

(v) Liens. (i) Any Loan Party shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of the Administrative Agent and/or the Lenders, claims or rights against such Person or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code, (ii) any Lien or security interest created by Collateral Documents or the Bankruptcy Court Orders with respect to Collateral shall, for any reason, cease to be valid or (iii) any action is commenced by the Loan Parties which contests the validity, perfection or enforceability of any of the Liens and security interests of the Administrative Agent and/or the Lenders created by any of the Bankruptcy Court Orders, this Agreement, any Collateral Document or any other security agreement; or

(w) Invalidation of Claims. Any Loan Party shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of such Loan Party) any other person’s motion to, disallow in whole or in part the Lenders’ claim in respect of the Obligations or contest any material provision of any Loan Document or any material provision of any Loan Document shall cease to be effective; or

(x) Public Announcements. Any Loan Party files or publicly announces its intention to file a chapter 11 plan that contains terms and conditions that are inconsistent in any material respect with the Approved Plan of Reorganization or any exhibit or supplement attached thereto, without the prior written consent of the Required Lenders; or

(y) Modifications. The Approved Plan of Reorganization or the Confirmation Order is amended, supplemented or otherwise modified without the prior written consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent); or

(z) Withdrawal or Termination of Reorganization Plan. The withdrawal or termination of the Approved Plan of Reorganization; or

(aa) Amendment of Bankruptcy Court Orders. The Interim Bankruptcy Court Order or the Final Bankruptcy Court Order is amended, supplemented, reversed, vacated or otherwise modified without the prior written consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent); or

(bb) Payments. Any Loan Party or any of their Affiliates shall have filed a motion seeking the entry of, or the Bankruptcy Court shall have entered, an order approving a payment to any Person that would be materially inconsistent with the treatment of any such Person under the Approved Plan of Reorganization, without the prior written consent of the Required Lenders; or

(cc) Confirmation Order. The entry of the Confirmation Order, in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent), shall not have occurred by the date that is 50 days after the Petition Date; or

(dd) Plan Effective Date. The effective date of the Approved Plan of Reorganization shall not have occurred by the date that is 75 days after the Petition Date, or such later date to which the Required Lenders have consented in writing; or

(ee) Liquidation. The determination of the Holdings or any of its Subsidiaries, whether by vote of such Person’s board of directors or otherwise, to suspend the operation of such Person’s business in the ordinary course, liquidate all or substantially all of such Person’s assets, or to conduct any sales of all or substantially all of such Person’s assets, or the filing of a motion or other application in the Chapter 11 Cases, seeking authority to do any of the foregoing; or

(ff) Restructuring Support Agreement. The Restructuring Support Agreement is terminated, other than in accordance with its terms.

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the direction of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Term Loan to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of the outstanding Term Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower (to the extent permitted by applicable law); and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or at applicable law.

Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02, any amounts received on account of the Obligations and such other proceeds remaining in the DIP Term Loan Funding Account shall be applied by the Administrative Agent first, if amounts available in the Segregated Operating Account are insufficient to pay the Allowed Professional Fees and fund the Post Carve Out Trigger Notice Cap then due and payable and then only to the extent of such unpaid amounts or shortfall, as applicable, to pay any amount then due and payable pursuant to Section 10.05(e), second, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents (including without limitation any such fees or expenses due under Section 2.07 and Section 12.04), third, to pay incurred and unpaid fees and expenses of the other Secured Parties under the Loan Documents and fourth, to repay each Lender in the amount of such Lender’s ratable portion of the remaining amount (based on such Lender’s Applicable Percentage in respect of the relevant Term Facility).

ARTICLE 9.

ADMINISTRATIVE AGENT

Section 9.01 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Borrower or any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 and Article 12 (including Section 12.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the ABL Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Lenders.

Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity as a Lender. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except (in the case of the Administrative Agent) discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 12.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until it shall have received written notice from a Lender or Borrower Agent referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”

Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority (or the continuation of such perfection or priority) of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of the outstanding Term Loan or any components thereof.

Section 9.04 Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, so long as no Event of Default has occurred and is continuing, with Borrowers’ consent (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a financial institution, and the Administrative Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Administrative Agent by Borrowers and the Required Lenders or (ii) the fifteenth Business Day after such notice of resignation. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 15 Business Days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify Borrower Agent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 12.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Administrative Agent shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relating to any Loan Party, the Administrative Agent (irrespective of whether the principal of the Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 12.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 12.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10 Collateral and Guaranty Matters. Each Lender irrevocably authorizes the Administrative Agent, at its option and in its discretion:

(a) to release any Lien to the extent securing the Obligations on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Term Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet due and payable), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder to a Person that is not a Loan Party or under the Loan Documents or (iii) if approved, authorized or ratified in writing in accordance with Section 12.01;

(b) to release any Guarantor from its Guarantee of the Obligations under the Loan Documents (i) upon termination of the Aggregate Term Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet due and payable) or (ii) if approved, authorized or ratified in writing in accordance with Section 12.01;

(c) to release any Guarantor from its Guarantee of the Obligations under the Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder (unless such Person continues to guarantee the ABL Credit Agreement); and

(d) establish intercreditor arrangements in connection with other Indebtedness as contemplated by this Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its Guarantee of the Obligations under the Loan Documents pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents or to subordinate its interest in such item, or to release such Guarantor from its Guarantee of the Obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 9.10 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral and that Administrative Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 9.11 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its Related Parties (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligations of Borrowers to do so pursuant to Section 12.04) on a pro rata basis (determined as of the time that the applicable payment is sought based on each Lender’s outstanding Term Loan at such time) and hold harmless the Administrative Agent and its Related Parties against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for payment to the Administrative Agent or its Related Parties of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment of a court of competent jurisdiction to have resulted from the Administrative Agent’s or its Related Parties’ own gross negligence or willful misconduct (and no action taken in accordance with the directions of the Required Lenders or any other appropriate group of Lenders pursuant to Section 12.01 shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.11). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.11 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

Section 9.12 Certain Rights of the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to act or take an action) unless and until the Administrative Agent shall have received written instructions from the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent shall believe in good faith to be necessary hereunder or under the other Loan Documents); and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent shall believe in good faith to be necessary hereunder or under the other Loan Documents).

Section 9.13 [Reserved].

Section 9.14 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Loan Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

Section 9.15 Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding Tax applicable to such payment. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, within ten days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent as a result of the failure of the Administrative Agent to properly withhold any Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.15. The agreements in this Section 9.15 shall survive the resignation and/or replacement of the Administrative Agent, and assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Term Commitments and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE 10.

SECURITY AND PRIORITY

Section 10.01 Prepetition Obligations. Each of the Loan Parties hereby acknowledges, confirms and agrees that the Borrowers and certain of their Subsidiaries (including the Loan Parties) are indebted to the Prepetition Indebtedness Holders for the Prepetition Obligations, as of the Petition Date, (a) in an aggregate principal amount of approximately $248,700,000 plus accrued and unpaid interest and any fees, costs, and expenses incurred in connection therewith, in respect of Prepetition Obligations under the Prepetition Term Loan Agreement and (b) in an aggregate principal amount of approximately $43,600,000, plus approximately $10,200,000 of standby letters of credit, plus accrued and unpaid interest and any fees, costs, and expenses incurred in connection therewith, in respect of Prepetition Obligations under the ABL Credit Agreement, in each case, plus indemnities, reimbursement obligations and other charges now or hereafter owed by the Borrowers and certain of its Subsidiaries (including the Loan Parties) to the Prepetition Indebtedness Holders pursuant to the terms of the Prepetition Term Loan Agreement and the ABL Credit Agreement, all of which are unconditionally owing by the Borrower and its Subsidiaries to the Prepetition Indebtedness Holders, without offset, defense or counterclaim of any kind, nature and description whatsoever.

Section 10.02 Acknowledgment of Security Interests. As of the Petition Date, each of the Loan Parties hereby acknowledges, confirms and agrees (and hereby agrees that it will not dispute, challenge or otherwise contest) that the Prepetition Term Agent and the Prepetition Term Lenders have valid, enforceable and perfected first priority and senior liens (subject only to “Permitted Liens” (as defined in the Prepetition Term Loan Agreement) upon and security interests in all of the Collateral (as defined in the Prepetition Term Loan Agreement) granted pursuant to the Prepetition Term Loan Documents and the other “Collateral Documents” (as defined in the Prepetition Term Loan Agreement) as in effect on the Petition Date to secure all of the Prepetition Obligations and (ii) such Liens are not subject to avoidance, reduction, disallowance, impairment or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

Section 10.03 Binding Effect of Documents. Each of the Loan Parties hereby acknowledges, confirms and agrees (and hereby agrees that it will not dispute, challenge or otherwise contest) that (a) each of the Prepetition Term Loan Documents and the other “Collateral Documents” (as defined in the Prepetition Term Loan Documents) to which it is a party is in full force and effect as of the date hereof, (b) the agreements and obligations of the Borrowers, Holdings and each of its Subsidiaries contained in the Prepetition Term Loan Documents and the other “Collateral Documents” (as defined in the Prepetition Term Loan Documents) constitute the legal, valid and binding obligations of each of the Borrowers, Holdings and its Subsidiaries enforceable against each of them in accordance with their respective terms and none of the Borrowers, Holdings or any of its Subsidiaries has any valid defense, offset or counterclaim to the enforcement of such obligations and (c) the Prepetition Term Agent and the Prepetition Term Lenders are and shall be entitled to all of the rights, remedies and benefits provided for in the Prepetition Term Loan Documents and the other “Collateral Documents” (as defined in the Prepetition Term Loan Documents), except to the extent clauses (b) and (c) above are subject to the automatic stay under the Bankruptcy Code upon commencement of the Chapter 11 Cases.

Section 10.04 Collateral; Grant of Lien and Security Interest.

(a) Pursuant to the Bankruptcy Court Orders and in accordance with the terms thereof, as security for the full and timely payment and performance of all of the Obligations, the Loan Parties hereby, assign, pledge and grant to the Secured Parties, a security interest in and to and, subject to Section 10.05, a Lien on all of the Collateral.

(b) Notwithstanding anything herein to the contrary (i) all proceeds received by the Administrative Agent and the Lenders from the Collateral subject to the Liens granted in this 10.04 and in each other Loan Document and by the Bankruptcy Court Orders shall be subject to the Carve Out, and (ii) no Person entitled to amounts in respect of the Carve Out shall be entitled to sell or otherwise dispose, or seek or object to the sale or other disposition, of any Collateral.

Section 10.05 Priority and Liens Applicable to Loan Parties.

(a) Upon entry of the Interim Bankruptcy Court Order or Final Bankruptcy Court Order and subject to the terms thereof, as the case may be, the Obligations, Liens and security interests in favor of the Administrative Agent referred to in 10.04(a) hereof shall, subject to the Carve Out, at all times:

(i) pursuant to Bankruptcy Code Sections 364(c)(1), 503 and 507, all of the Obligations and the ABL Facility Indebtedness shall constitute allowed superpriority administrative expense claims (“DIP Superpriority Claims”), which DIP Superpriority Claims in respect of the Term Loan and the ABL Facility Indebtedness shall rank pari passu with each other and superior to all other claims; (i) the DIP Superpriority Claims in respect of the Term Loan and the DIP Superpriority Claims in respect of the ABL Facility Indebtedness shall rank equally in priority and share on a 50%/50% basis with respect to all amounts payable in respect of such superpriority administrative expense claims and (ii) upon the entry of the Final Bankruptcy Court Order, the DIP Superpriority Claims shall attach to the Avoidance Actions;

(ii) pursuant to Bankruptcy Code Section 364(c)(2), a first priority lien on and security interest in all unencumbered assets of (i) the Loan Parties other than Excluded Assets (now or hereafter acquired and all proceeds thereof) and (ii) the Canadian Subsidiaries of a Loan Party other than Excluded Subsidiary Assets (now or hereafter acquired and all proceeds thereof); provided that such liens shall rank equally in priority and share on a 50%/50% basis with the Liens in respect of the ABL Facility Indebtedness on such unencumbered assets granted pursuant to the Interim Bankruptcy Court Order (but excluding, for the avoidance of doubt, the Segregated Operating Account);

(iii) pursuant to Bankruptcy Code Section 364(c)(2), a first priority lien on the Segregated Operating Account, the funds maintained in such account and all proceeds thereof;

(iv) pursuant to Bankruptcy Code Section 364(c)(3), a junior lien on and security interest in all assets of the Loan Parties encumbered by a first priority lien under ABL Facility Indebtedness (now or hereafter acquired and all proceeds thereof) (the “ABL Collateral”); provided that such lien on the ABL Collateral shall be junior in priority and subordinate to the Liens in respect of ABL Facility Indebtedness and senior in priority to any other lien on the ABL Collateral (including without limitation, the Liens in respect of the Prepetition Obligations under the Prepetition Term Loan Documents) securing any other indebtedness of the Loan Parties; and

(v) pursuant to Bankruptcy Code Section 364(d), a first priority priming lien on and security interest in (the “Priming Liens”) all assets of the Loan Parties encumbered by a first priority lien under the Prepetition Term Loan Documents not otherwise described in clauses (i) through (iv) above (now or hereafter acquired and all proceeds thereof) that were subject to a lien as of the Petition Date; provided that such Priming Liens shall be senior in priority to the Liens in respect of the Prepetition Obligations under the Prepetition Term Loan Documents and the Liens in respect of ABL Facility Indebtedness;

(b) The Priming Liens shall prime all of the liens securing the Prepetition Indebtedness with respect to the Term Loan Documents, but the liens so created as described in clauses (a)(ii), (a)(iv), and (a)(v) above shall be subject to “Permitted Liens” (as such term is defined under the Prepetition Term Loan Agreement) as of the Petition Date.

(c) The Liens to be granted by the Bankruptcy Court shall cover all property of the Loan Parties (now or hereafter acquired and all proceeds thereof), including property or assets that do not secure the Prepetition Indebtedness, except until entry of the Final Bankruptcy Court Order, the Avoidance Actions, and as otherwise agreed to by the Required Lenders in their sole discretion.

(d) As used in the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, the “Carve Out” means the sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in clause (iii) below); (ii) all reasonable fees and expenses up to $50,000 incurred by a trustee under Section 726(b) of the Bankruptcy Code (without regard to the notice set forth in clause (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Loan Parties pursuant to Sections 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) at any time before or on the first business day following delivery by the Administrative Agent of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice; and (iv) Allowed Professional Fees of Debtor Professionals in an aggregate amount not to exceed $750,000 incurred after the first business day following delivery by the Administrative Agent of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap”). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the Administrative Agent to the Loan

Parties, their lead restructuring counsel, and the U.S. Trustee, which notice may be delivered following the occurrence and during the continuation of an Event of Default and acceleration of the Obligations hereunder pursuant to Section 8.02, stating that the Post-Carve Out Trigger Notice Cap has been invoked.

(e) On the day on which a Carve Out Trigger Notice is given by the Administrative Agent to the Borrower Agent, with a copy to its lead restructuring counsel, the U.S. Trustee and the ABL Agent and its lead restructuring counsel (the “Termination Declaration Date”), (i) if amounts available in the Segregated Operating Account are insufficient to pay the Allowed Professional Fees then due and payable and then only to the extent of such unpaid amounts in respect of such Allowed Professional Fees the Borrower Agent may deliver a Notice of Withdrawal to the Administrative Agent (which Notice of Withdrawal the Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon), specifying the then unpaid amounts of the Allowed Professional Fees to be Withdrawn, and on the first business day after receipt of such Notice of Withdrawal, the Administrative Agent shall disburse funds from the DIP Term Loan Funding Account in an amount equal to the amount specified in such Notice of Withdrawal and (ii) the Carve Out Trigger Notice shall also constitute a demand to the Loan Parties to utilize all cash on hand as of such date and any available cash thereafter held by any Loan Party to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees. The Borrowers shall deposit and hold such amounts in the Segregated Operating Account in trust to pay such then unpaid Allowed Professional Fees (the “Pre-Carve Out Trigger Notice Reserve”) prior to any and all other claims. On the Termination Declaration Date, if the amounts available in the Segregated Operating Account are insufficient to fund the amount of the Post Carve Out Trigger Notice Cap and then only to the extent of such shortfall, the Borrower Agent may deliver a Notice of Withdrawal to the Administrative Agent (which Notice of Withdrawal the Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon), specifying the amount of the Post Carve Out Trigger Notice Cap to be Withdrawn, and on the first Business Day after receipt of such Notice of Withdrawal, the Administrative Agent shall disburse funds from the DIP Term Loan Funding Account in an amount equal to the amount specified in such Notice of Withdrawal. The Loan Parties shall deposit and hold such amounts in the Segregated Operating Account in trust to pay such Allowed Professional Fees benefiting from the Post-Carve Out Trigger Notice Cap (the “Post Carve Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims. The Administrative Agent shall fund the Carve Out Reserves from the DIP Term Loan Funding Account in accordance with this Section 10.05(e), notwithstanding anything in this Agreement or the Interim Bankruptcy Court Order to the contrary, including with respect to the existence of a Default or Event of Default, the failure of the Borrowers to satisfy any or all of the conditions precedent for Withdrawals under this Agreement, any termination of this Agreement following an Event of Default, or the occurrence of the Maturity Date. All funds in the Pre-Carve Out Trigger Notice Reserve shall be used by the Borrowers first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve Out set forth above (the “Pre-Carve Out Amounts”), and then to pay the Post-Carve Out Trigger Notice Cap, until each is paid in full. All funds in the Post-Carve Out Trigger Notice Reserve shall be used by the Borrowers first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the “Post-Carve Out Amounts”). Notwithstanding anything to the contrary in this Agreement or the Bankruptcy Court Orders, following delivery of a Carve Out Trigger Notice, the

Administrative Agent shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Loan Parties until the Carve Out Reserves have been fully funded in accordance with this Section 10.05(e). The Loan Parties hereby grant, and the Administrative Agent, on its behalf and on behalf of the Lenders, shall have, a first priority security interest in any residual interest in the Carve Out Reserves held in the Segregated Operating Account. Further, notwithstanding anything to the contrary in the Interim Bankruptcy Court Order, except in respect of the ABL Agent and the ABL Lenders, (i) disbursements by the Borrowers from the Carve Out Reserves shall not constitute the Term Loan or increase or reduce the Term Commitment, (ii) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out, (iii) in no way shall the Budget, Carve Out, Post-Carve Out Trigger Notice Cap, Carve Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Borrowers, and (iv) the Administrative Agent shall have no obligation to fund any amount in excess of the amounts then held in the DIP Term Loan Funding Account. For the avoidance of doubt and notwithstanding anything to the contrary herein or in any other order of the Bankruptcy Court, or in the Prepetition Term Loan Documents, or in the Loan Documents, except for the ABL Collateral, the Carve Out shall be senior to all liens and claims securing the Term Facility and the adequate protection in respect of the Prepetition Obligations under the Prepetition Term Loan Documents, and any and all other forms of adequate protection, liens, or claims securing the Term Loan or the Prepetition Obligations under the Prepetition Term Loan Documents.

(f) All of the liens described herein with respect to the assets of the Obligors shall be effective and perfected as of the Interim Bankruptcy Court Order Entry Date and without the necessity of the execution or filing of mortgages, security agreements, pledge agreements, financing statements or other agreements.

Section 10.06 Grants, Rights and Remedies. The Liens and security interests granted pursuant to Section 10.04(a) hereof and the administrative priority and lien priority granted pursuant to Section 10.05 hereof may be independently granted by the Loan Documents and by other Loan Documents hereafter entered into. This Agreement, the Bankruptcy Court Orders and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder are cumulative.

Section 10.07 No Filings Required. The Liens and security interests referred to herein shall be deemed valid and perfected by entry of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, and entry of the Interim Bankruptcy Court Order shall have occurred on or before the date of the Term Borrowing. The Administrative Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office, take possession or control of any Collateral, or take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, or any other Loan Document.

Section 10.08 Survival. The Liens, lien priority, administrative priorities and other rights and remedies granted to the Administrative Agent and the Lenders pursuant to this Agreement, the Bankruptcy Court Orders and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by the Borrowers (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11 Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

(a) except with respect to the Carve-Out as set forth in Section 10.05, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on parity with any claim of the Administrative Agent and the Lenders against the Borrowers in respect of any Obligation;

(b) the Liens in favor of the Administrative Agent and the Lenders set forth in Section 10.04(a) hereof shall constitute valid and perfected first priority Liens and security interests, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever (subject to Section 10.05 and any action required under foreign law with respect to the Capital Stock of Foreign Subsidiaries solely to the extent that such foreign law is applicable); and

(c) the Liens in favor of the Administrative Agent and the Lenders set forth herein and in the other Loan Documents shall continue to be valid and perfected without the necessity that the Administrative Agent file financing statements or mortgages, take possession or control of any Collateral, or otherwise perfect its Lien under applicable non-bankruptcy law.

ARTICLE 11.

GUARANTEE

Section 11.01 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not as surety merely, to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors and permitted assigns, the prompt and complete payment and performance by Borrowers and by each other Guarantor when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Each Guarantor shall be liable under its guarantee set forth in Section 11.01(a), without any limitation as to amount, for all present and future Obligations, including specifically all future increases in the outstanding amount of the Term Loan or other Obligations and other future increases in the Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents on the date hereof. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Article 11 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Article 11 void or voidable under applicable Law, including, without limitation, fraudulent conveyance law. To effectuate the foregoing intention, the Administrative Agent and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under the guarantee set forth in this Article 11 at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under the guarantee set forth in this Article 11 not constituting a fraudulent transfer or conveyance after giving full effect to the liability under the guarantee set forth in this Article 11 and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. For purposes of determining the net worth of any Guarantor in connection with the foregoing, all guarantees of such Guarantor other than the guarantee under this Article 11 will be deemed to be enforceable and payable after the guaranty under this Article 11.

(c) Each Guarantor agrees that the Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 11.01(b) without impairing the guarantee contained in this Article 11 or affecting the rights and remedies of any Secured Party hereunder.

(d) The guarantee contained in this Article 11 shall remain in full force and effect until the earlier to occur of (i) the date on which the Obligations (other than contingent indemnification obligations not yet due and payable) are paid in full or otherwise satisfied, (ii) as to any Guarantor, the sale or other disposition of all of the Equity Interests of such Guarantor permitted under this Agreement or (iii) as to any Guarantor, such Guarantor becomes an Excluded Subsidiary not in contravention of the terms of this Agreement.

(e) No payment made by Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the earlier to occur of (i) the date the Obligations (other than contingent indemnification obligations not yet due and payable) are paid in full or otherwise satisfied, (ii) the sale or other disposition of all of the Equity Interests of such Guarantor permitted under this Agreement or (iii) as to any Guarantor, such Guarantor becomes an Excluded Subsidiary not in contravention of the terms of this Agreement.

Section 11.02 Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Loan Party or is received or collected on account of the Obligations from any Loan Party or its property:

(a) If such payment is made by a Borrower or from its property, then, if and to the extent such payment is made on account of the Obligations arising from or relating to the Term Loan made to such Borrower, such Borrower shall not be entitled, until the Obligations (other than contingent indemnification obligations not yet due and payable) are paid in full or otherwise satisfied, (A) to demand or enforce reimbursement or contribution in respect of such payment from any other Loan Party or (B) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Loan Party or its property.

(b) If such payment is made by a Guarantor or from its property in respect of Obligations of Borrowers or another Guarantor, such Guarantor shall be entitled, subject to and upon payment in full or satisfaction of the Obligations (other than contingent indemnification obligations not yet due and payable), (A) to demand and enforce reimbursement for the full amount of such payment from any Borrower or such other Guarantor, as applicable and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

(c) If and whenever (after payment in full or satisfaction of the Obligations (other than contingent indemnification obligations not yet due and payable)) any right of reimbursement or contribution becomes enforceable by any Loan Party against any other Loan Party under Sections 11.02(a) and 11.02(b), such Loan Party shall be entitled, subject to and upon payment in full or satisfaction of the Obligations (other than contingent indemnification obligations not yet due and payable), to be subrogated (equally and ratably with all other Loan Parties entitled to reimbursement or contribution from any other Loan Party as set forth in this Section 11.02) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Loan Parties, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Loan Party, then (after payment in full or satisfaction of the Obligations (other than contingent indemnification obligations not yet due and payable)) the Administrative Agent shall deliver (at the Loan Parties’ sole expense) to the Loan Parties making such demand, or to a representative of such Loan Parties or of the Loan Parties generally, an instrument reasonably satisfactory to the Loan Parties transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(d) All rights and claims arising under this Section 11.02 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Loan Party as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full or satisfaction of all of the Obligations (other than contingent indemnification obligations not yet due and payable). Until payment in full or satisfaction of the Obligations (other than contingent indemnification obligations not yet due and payable), no Loan Party shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. To the extent permitted by law, if any such payment or distribution is made or becomes available to any Loan Party in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Loan Party, it shall be held by such Loan Party in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Loan Party to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

(e) The obligations of the Loan Parties under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 11.02. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f) Each Loan Party reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Loan Party, but (i) the exercise and enforcement of such rights shall be subject to Section 11.02(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 11.02(c).

Section 11.03 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, in each case, in accordance with the terms of this Agreement or the other Loan Documents, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith or with any of the other Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Article 11 or any property subject thereto.

Section 11.04 Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Article 11 or acceptance of the guarantee contained in this Article 11; each of the Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 11; and all dealings between Borrowers and any of the other Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 11. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrowers or any of the other Guarantors with respect to the Obligations.

Each Guarantor understands and agrees that the guarantee contained in this Article 11 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance and not of collection without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or release hereunder) which may at any time be available to or be asserted by Borrowers or any other Person against any Secured Party, or (c) any other circumstance whatsoever, other than payment or performance or release hereunder, (with or without notice to or knowledge of any Borrower or such other Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower or any other Loan Party for the Obligations, or of such other Guarantor under the guarantee contained in this Article 11.

When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 11.05 Reinstatement. The guarantee contained in this Article 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 11.06 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Administrative Agent’s office as specified in Schedule 12.02.

ARTICLE 12.

MISCELLANEOUS

Section 12.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (including, without limitation, the ABL Intercreditor Agreement), and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or signed by the Administrative Agent on behalf of and with the consent of the Required Lenders) and Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (which acknowledgment shall be made by the Administrative Agent at the direction of the Required Lenders), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Term Commitment of any Lender without the written consent of each such Lender;

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts (other than default interest) due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, the Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of Borrowers to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on the Term Loan or to reduce any fee payable hereunder;

(d) change Section 8.04 hereof in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby or (ii) the definition of “Applicable Percentage,” the order of application or pro rata nature of application of any reduction in the Term Commitments or any prepayment of the Term Loan within or among the Term Facility from the application thereof set forth in the applicable provisions of Sections 2.03(a) or 2.03(b), or other provisions in respect of the pro rata application of payments or offers hereunder under Section 2.10 or 2.11 in any manner that materially and adversely affects any Lender under the Term Facility without the written consent of such Lender;

(e) change (i) any provision of this Section 12.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f) release all or substantially all of the value of the Guarantees of the Obligations in any transaction or series of transactions without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting pursuant to the authorization set forth in Section 9.10 and/or with confirmation from the Required Lenders); and

(g) release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender, except to the extent the release of any Collateral is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting pursuant to the authorization set forth in Section 9.10 and/or with confirmation from the Required Lenders);

and, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

In addition, notwithstanding anything in this Section 12.01 to the contrary:

(a) if the Administrative Agent and Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and Borrowers shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five Business Days following receipt of notice thereof;

(b) [Reserved]

(c) [Reserved]

(d) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, and Borrowers (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loan and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; and

(e) guarantees, collateral security documents and related documents executed by the Loan Parties or the Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of Borrowers without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel and (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Section 12.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except as provided in subsection (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to Borrowers or the Administrative Agent, to the address, facsimile number, or electronic mail address specified for Borrower Agent or the Administrative Agent, as applicable, on Schedule 12.02; and

(ii) if to any other Lender, to the address, facsimile number, or electronic mail address specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or Borrower Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each Borrower and the Administrative Agent may change its address or facsimile for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address or facsimile for notices and other communications hereunder by notice to Borrower Agent and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI with respect to a Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) believed in good faith to be given by or on behalf of Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them for all losses, costs, expenses and liabilities resulting from the reliance of such Person on each notice purportedly given by or on behalf of Borrowers.

Section 12.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and, in respect of the Collateral Documents, any other Secured Party; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 12.08 (subject to the terms of Section 2.11), or (c) any Secured Party from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 12.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (including the reasonable and documented fees and disbursements of external counsel (but limited to one counsel for the Administrative Agent and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions))), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (including the fees and disbursements of external counsel (but limited to one counsel for the Administrative Agent and one counsel for the Lenders taken as a whole and, if necessary, one local counsel for the Administrative Agent and one local counsel for the Lenders in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, if necessary, a single counsel for each relevant specialty (and, solely in the case of an actual conflict of interest, one other firm of counsel for each group of similarly affected parties))), in connection with the enforcement or protection of its rights or remedies this Agreement and the other Loan Documents, including without limitation, all such expenses incurred during any legal proceeding, including any proceeding in connection with any Debtor Relief Law.

(b) Indemnification by Borrowers. Each Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees and disbursements of external counsel (but limited to one counsel for all Indemnitees taken as a whole and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, if necessary, a single special counsel for each relevant specialty (and, solely in the case of an actual conflict of interest, one other firm of counsel for each group of similarly affected parties))), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) the Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on, through, under or from any property currently or formerly owned, leased or operated by a Loan Party or any of its Subsidiaries, or any Environmental Claim related in any way to any of the Loan Parties or any of their respective Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding (a “Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such obligations, penalties, demands, judgments, suits, costs, losses, claims, damages, liabilities or related expenses are (w) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (x) arising or resulting from, as determined by a court of competent jurisdiction by final and nonappealable judgment, a material breach of any Loan Documents by such Indemnitee, or (y) arising or resulting from, any dispute solely among Indemnitees, in each case other than any claims (including claims by any Lender or any Related Party of any Lender) against an Indemnitee in its capacity as an administrative agent, collateral agent or other agent or any similar role hereunder or under the Loan Documents and other than any claims arising out of any act or omission of Holdings, Borrowers, or any of their Affiliates. Borrowers and each other Loan Party shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides Borrowers an undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by or on behalf of Borrowers (or any other Loan Party) to such Indemnitee to the extent any of the foregoing items in clauses (w) through (y) above occurs. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement except to the extent any such damages have resulted from the gross negligence or willful misconduct of such Indemnitee (or its officers, directors, employees or Affiliates). No Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); it being agreed that this sentence shall not limit the indemnification obligations of Borrowers under this Section.

Borrowers and each other Loan Party shall not be liable for any settlement of any Proceeding effected without Borrowers’ written consent (which consent shall not be unreasonably withheld or delayed), but if settled with Borrowers’ written consent, or if there is a final nonappealable judgment for the plaintiff against an Indemnitee in any such Proceeding, Borrowers agrees to indemnify and hold harmless each indemnified person in the manner set forth above. Borrowers shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened Proceeding against an Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless (a) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such Proceeding or (b) such settlement does not include any statement as to, or any admission of, fault or culpability of such Indemnitee.

(c) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Section 2.07 or subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(c).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, and each of the Administrative Agent, each Lender and each Related Party agrees not to assert or permit any of their respective subsidiaries to assert any claim against any Loan Party or any of their respective directors, officers, employees, attorneys, agents or advisors, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Term Loan or the use of the proceeds thereof; provided that nothing contained in this paragraph shall limit Borrowers’ indemnity obligations under this Section. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after receipt of a written invoice therefor.

(f) Survival. The agreements in Section 2.10, Article 9, and Section 12.02(e), 12.04 and 12.16 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Term Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 12.05 Payments Set Aside. To the extent that any payment by or on behalf of Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 12.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees and the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Commitment and the Term Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loan, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Term Commitment (which for this purpose includes the Term Loan outstanding thereunder) or, if the Term Commitment is not then in effect, the principal outstanding balance of the Term Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) has occurred and is continuing, Borrower Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loan or the Term Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of Borrower Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to any Borrower or any of its Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) [Reserved]

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office (which office shall be in the United States) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Commitments of, and principal amounts (and stated interest) of the Term Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest or demonstrable error, and Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender (with respect to such Lender’s entry), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, any Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Commitment and/or the Term Loan); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) no such participation shall be made to any Borrower or any of its Affiliates or Subsidiaries.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.01 that affects such Participant. Subject to subsection (e) of this Section, each

Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant shall also be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers (such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest or demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrowers’ prior written consent or except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify Borrower Agent as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Administrative

Agent or such Lender, as applicable, agrees that it will notify Borrower Agent as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in, or any prospective assignee of or Participant (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender or (ii) any actual or prospective counterparty (or its advisors) (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) to any swap or derivative transaction relating to Borrowers and their respective obligations, (g) with the consent of Borrower Agent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or obligation of confidentiality owed to any Borrower, its Subsidiaries or their respective Affiliates or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than a Borrower or any other Loan Party (so long as such source is not known (after due inquiry) to the Administrative Agent, such Lender, or any of their respective Affiliates, as applicable, to be bound by confidentiality obligations to a Borrower, any Subsidiary thereof or any of their respective Affiliates).

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary or Affiliate thereof relating to a Loan Party or any Subsidiary or Affiliate thereof or any of their respective businesses other than any such information that is publically available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Loan Party thereof other than as a result of a breach of this Section or any other confidentiality obligation owed to any Loan Party or their Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include MNPI concerning a Loan Party or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of MNPI and (c) it will handle such MNPI in accordance with applicable Law, including United States Federal and state securities Laws.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) (other than escrow, payroll, petty cash or tax accounts) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Borrowers against any and all of the obligations of Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its respective Affiliates under this Section are in addition to all other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have under applicable Law or otherwise. Each Lender agrees to notify Borrower Agent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Section 12.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the unpaid principal of the Term Loan or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude optional prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 12.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.11 Survival of Representations and Warranties. All covenants, representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of the Credit Extension, and shall continue in full force and effect as long as the Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations not yet due and payable).

Section 12.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, then, to the fullest extent permitted by law, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender shall have not consented to any proposed amendment, modification, termination, waiver or consent requiring the consent of all Lenders or all affected Lenders as contemplated by Section 12.01 and the consent of the Required Lenders has been obtained, then Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment), provided that:

(a) Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 12.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 12.13.

Section 12.14 Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE BANKRUPTCY COURT. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE BANKRUPTCY COURT AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AGENT AT ITS ADDRESS FOR NOTICES AS SET FORTH HEREIN. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(c) Waiver of Venue. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO

THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 12.15 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent are arm’s-length commercial transactions between Borrowers and their Affiliates, on the one hand, and the Administrative Agent, on the other hand, (B) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) Borrowers are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers or any of their Affiliates, or any other Person and (B) the Administrative Agent has no obligation to Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and their respective Affiliates, and the Administrative Agent has no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower and each Guarantor, which information includes the name and address of each Borrower and each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower and each Guarantor in accordance with the Act. Each Borrower shall, and shall cause each Guarantor to, promptly following a reasonable request by the Administrative Agent (on its behalf of or on behalf of any Lender), provide all documentation and other information that the Administrative Agent or such Lender (through the Administrative Agent) requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 12.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligations of Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from Borrowers in the Agreement Currency, Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.

Section 12.20 ABL Intercreditor Agreement. The provisions of this Agreement are in all respects subject to the terms and provisions of the ABL Intercreditor Agreement, including the relative rights, obligations and priorities with respect to Collateral.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ANCHOR HOCKING, LLC,
as Borrower Agent and Borrower

By:	/s/ Erika Schoenberger
Name:	Erika Schoenberger
Title:	Secretary

ONEIDA LTD.,
as Borrower

By:	/s/ Erika Schoenberger
Name:	Erika Schoenberger
Title:	Secretary

UNIVERSAL TABLETOP, INC.,
as Holdings

By:	/s/ Erika Schoenberger
Name:	Erika Schoenberger
Title:	Secretary

BUFFALO CHINA, INC.
DELCO INTERNATIONAL, LTD.
SAKURA, INC.
THC SYSTEMS, INC.
KENWOOD SILVER COMPANY, INC.
ONEIDA SILVERSMITHS, INC.
ONEIDA INTERNATIONAL INC.
ONEIDA FOOD SERVICE, INC.
as Guarantors

By:	/s/ Erika Schoenberger
Name:	Erika Schoenberger
Title:	Secretary

[EveryWare DIP Agreement Signature Page]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Jeffery T. Rose
Name:	Jeffery T. Rose
Title:	Vice President

[EveryWare DIP Agreement Signature Page]

[NAME OF LENDER],
as Lender

By:
Name:
Title:

[EveryWare DIP Agreement Signature Page]

SCHEDULES

1.01(a)-1	Immaterial Subsidiaries
1.01(a)-2	Real Property Subject to Mortgages
2.01	Commitments
2.04	Applicable Portions
5.06	Litigation
5.08(a)	Liens
5.08(b)	Owned Real Property
5.09	Environmental Matters
5.13	Subsidiaries; Other Equity Investments
7.03	Existing Indebtedness
7.08	Transactions with Affiliates
12.02	Administrative Agent’s Office; Certain Addresses for Notices

SCHEDULE 1.01(a)-1

IMMATERIAL SUBSIDIARIES

None.

1.01(a)-1-1

SCHEDULE 1.01(a)-2

REAL PROPERTY SUBJECT TO MORTGAGES

Owned Real Property Subject to Mortgages

Entity	Property
Anchor Hocking, LLC	400 9th Street, Monaca Borough, Beaver County, PA 15061
Anchor Hocking, LLC	1115 W. Fifth Avenue, Lancaster, Fairfield County, OH 43130

Leased Property Subject to Leasehold Mortgage

None.

1.01(a)-2-1

SCHEDULE 5.06

LITIGATION

1.	The items listed on Schedule 5.09 herein are incorporated by reference.

5.06-1

SCHEDULE 5.08

(a) LIENS

None.

5.08-1

SCHEDULE 5.08(b)

OWNED REAL PROPERTY

Record Owner	Owned Real Property

Anchor Hocking, LLC	1115 West Fifth Avenue Lancaster, OH

400 Ninth Street Monaca, PA

Certain vacant parcels (approx. 50 acres) surrounding 2893 and 2891 W. Fair Avenue, Lancaster, OH

Oneida Silversmiths Inc.	Portion of Former Knife Plan (approx. 2 acres) 3960 Kenwood Road Oneida, NY 13421

Portion of Former Main Plant Site (approx. 12 acres) Sherrill, NY

For each of Buffalo China, Inc., Delco None. International, Ltd., Kenwood Silver Company, Inc., Oneida Food Service, Inc., Oneida International Inc., Sakura, Inc., THC Systems, Inc. and Universal Tabletop, Inc.

5.08(b)-1

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

ONEIDA LTD. ENVIRONMENTAL DISCLOSURES

1.	Buffalo China, Inc., Buffalo NY

Lead & Hazardous Substances Investigation/Brownfields Cleanup Program

The Company subsidiary Buffalo China, Inc. (“Buffalo China”) historically manufactured ceramics at a former facility in Buffalo, NY for approximately 70 years. The former Buffalo China site is improved with an approximately 4-acre manufacturing building, which is connected to a former warehouse to the east. A warehouse building (the “Harrison Street Warehouse”), which was historically used for the manufacture of mirrors, is located on the northwest portion of the site. Soil contamination was first discovered in 2004 during a Phase II investigation conducted in conjunction with Buffalo China’s sale of the property to Niagara Ceramics, and a Supplemental Site Investigation was conducted at the site in 2006. These investigations identified the presence of VOCs and lead in on-site soils, particularly, in an area located near the south side of the Harrison Street Warehouse, and the presence of TCE and its degradation byproducts in groundwater (TCE has been detected at maximum concentration approximately 80,000 times the applicable groundwater standard). Buffalo China enrolled the site into the New York Department of Environmental Conservation (“NYSDEC”) Brownfield Cleanup Program (“BCP”) in May 2007. Conestoga-Rovers & Associates (“CRA”) has been managing the cleanup on behalf of the Company. CRA has established a vapor mitigation system for one off-site residence. One additional off-site residence remains to be sampled for soil vapor; however, CRA has not been able to procure access to the off-site location because of a recent sale of that property. The Company received a Certificate of Completion (“COC”) from the NYSDEC, dated December 18, 2012, stating that the Company has satisfactorily completed the remedial program at the former Buffalo China site. The Company is now eligible for Brownfield tax credits (NYS refundable tax credits) which are currently being assessed. The Company maintains a reserve of approximately $306,000 for this matter.

5.09-1

2.	Oneida Ltd. Knife Plant, Sherrill,

NY Brownfields Cleanup Program

Oneida formerly used the Sherrill Knife Plant for silverware manufacturing from approximately 1914 until 2006. Materials used at the site included various petroleum products, as well as TCE to clean oily parts. Soil and groundwater impacts were first discovered in 2005 during a Phase II investigation conducted by Haley & Aldrich. Two subsequent investigations were conducted by Haley & Aldrich and Plumley Engineering (“Plumley”) in 2006, which investigations identified several areas of concern, including TCE impacts to soil and groundwater; a widespread area of oily impacts; a small area of polychlorinated biphenyl (PCB) impacted soils; an area of soils impacted by low levels of SVOCs and metals; and the presence of TCE in sediment within the adjacent Oneida Creek. In addition, VOCs were detected in sub-slab vapor samples at concentrations exceeding state screening levels. Oneida enrolled the site into the NYSDEC BCP in December 2009. In May of 2012, the Company submitted the final Remediation Alternatives Report (RAR) outlining recommended clean-up alternatives. The RAR was accepted by the NYSDEC in November of 2012. The NYSDEC has accepted the Company’s plan for remediation and on May 6, 2013 the Company’s Remedial Work Action Plan was submitted to the NYSDEC. The Company maintains a reserve of approximately $1.5MM for this matter.

3.	Leavens Awards, Inc., Attleboro MA

On April 18, 2005, Oneida received an invitation from the U.S. Environmental Protection Agency”(EPA”) under the Resource Conservation and Recovery Act to participate in a potential cleanup of Leavens Awards, Inc. (“Leavens Awards”), whose facility the Company’s wholly owned subsidiary Leavens Manufacturing Company, Inc. (“Leavens Manufacturing”) owned from 1973 to 1984. Leavens Awards purchased the assets of Leavens Manufacturing in 1984 and sometime thereafter performed a cleanup pursuant to a consent order issued by the Massachusetts Department of Environmental Protection. Both Leavens Manufacturing and Leavens Awards were dissolved in 1998. The Company responded to the EPA request that it was not a potentially responsible party (“PRP”) based on the fact that it had no relationship to the site other than as the prior owner of the shares of the now-defunct Leavens Manufacturing. There has been no further communication with EPA on this matter.

4.	Shpack Landfill Superfund Site — Norton/Attleboro MA

On May 18, 2004, Oneida received a Request for Information (“RFI”) pursuant to Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) from EPA regarding the Shpack Landfill site. The EPA sought to determine whether Leavens Manufacturing, the dissolved, former Oneida subsidiary, may be a PRP relative to that site for waste which might have been sent to the landfill. Oneida filed its response to the RFI on August 14, 2004, pointing to the fact that the landfill had operated between 1946 and 1965, closing 7 years before Oneida purchased its subsidiary Leavens Manufacturing. There has been no further communication with EPA on this matter.

5.09-2

5.	H&M Drum Site (The Ledge Site), Dartmouth MA

On December 22, 2005, the Company’s outside counsel received correspondence requesting $4,000 for de minimis contribution to the cleanup of the H&M Drum Site. It was alleged that Leavens Manufacturing sent 4 drums indirectly through Resolve, Inc. to the H&M Drum Site. For the same reason Oneida declined to participate in any Leavens Awards cleanup, Oneida did not participate in the Ledge Site cleanup because it was not a PRP with respect to the H&M Drum Site or the Ledge Site.

It appears that cleanup began in 2006 by the Trustees of the H&M Drum Site Trust Fund and the PRP Group and that the Ledge Site is now in the compliance monitoring stage. No further communication with respect to this site has been received by Oneida.

6.	Tannery Road Municipal Landfill—Rome, NY

The Tannery Road Landfill was closed and finally capped in late 1997. In October, 2001, Oneida received an RFI from DEC regarding any waste it may have disposed of at the landfill. On November 9, 2001, Oneida provided a response to the RFI, providing evidence that Oneida did not dispose of any hazardous wastes at the site. On November 21, 2001, Oneida wrote to the NYS Attorney General (“AG”) reiterating that it did not dispose of hazardous wastes at the landfill and was, therefore, not a PRP. Following several conversations with the NYSDEC subsequent to the submission of the response to the RFI, in December 2001, the NYSDEC verbally informed Oneida that it would not be pursued as a PRP. No further communication with respect to this site has been received by Oneida.

7.	Oneida Main Plant, Sherrill NY

Oneida’s main manufacturing facility covered approximately 92 acres in Sherrill, NY. Based on environmental site assessments between 1992 and 1994, in 1994, the DEC issued “no further action” letters regarding two lagoons at the facility that had been listed on New York State’s Registry of Inactive Hazardous Waste Disposal Sites. In December 2004, a Phase I Site Assessment was conducted by Haley & Aldridge. The bulk of the assets were subsequently sold to Sherrill Manufacturing, Inc. in 2005. The Asset Purchase Agreement (“APA”) contained a general short-term environmental indemnity (3 years) that is no longer in effect and an indefinite indemnity for a potential TCE issue described in the 2004 Phase 1. Oneida has not received any claims regarding this issue and there have been no reportable events or other notifications.

Oneida retained approximately 12 acres of the site along the northern boundary. The area was retained to provide access and buffer to land leased by the Company to the Sterling Power Partners co-generation facility, which land was subsequently sold to Sterling’s owner in 2010. There have been no claims or reportable events with respect to the retained acreage, however, it may be the site of another historic landfill which was also described in the 2004 Phase 1. This land and the 2-acre Knife Plant site are held in title by Oneida Silversmiths.

5.09-3

8.	EPA Information Request — Lancaster OH

On February 29, 2012, the Company received a request from U.S. EPA Region V to provide information pursuant to Section 114 of the Clean Air Act (“CAA”) relating to the Company’s manufacturing facility in Lancaster, OH. U.S. EPA requested information to determine whether the Lancaster facility’s emission sources comply with the CAA. Specifically, U.S. EPA requested information regarding the glass melting furnaces at the Lancaster facility and any modifications that have been made to the furnaces since 1990.

The Company responded to the information request on April 30, 2012 and May 30, 2012. On November 15, 2012, Anchor received from U.S. EPA an additional Section 114 information reqUue.Ss.t. EPA requested additional information related to CAA compliance, and required an air emission stack test on one of the facility’s glass melting furnaces. The Company responded to the request on December 17, 2012, and conducted the stack testing on January 31, 2013.

The stack test demonstrated compliance with permit limits for all species. The Lancaster facility was previously investigated by U.S. EPA Region V in 2005 regarding the installation of furnace #3 done in 1993 when the facility was owned and operated by Newell-Rubbermaid. That previous investigation concluded with a “No Further Action” determination by U.S. EPA in February 2006. The Company is not aware of any significant changes to the Lancaster facility’s furnaces other than the 1993 installation furnace #3 for which a No Further Action determination was made. Accordingly, although the ultimate outcome and costs are unknown at this time, the Company does not currently anticipate material capital costs or penalties associated with the current EPA information request.

5.09-4

SCHEDULE 5.13

SUBSIDIARIES; OTHER EQUITY INVESTMENTS

Domestic Subsidiaries of Universal Tabletop, Inc.

Name	Jurisdiction Incorporation	Date of Incorporation	Ownership Percentage
Oneida Ltd.	Delaware	1880 (in New York, (reincorporated in Delaware in 2006)	100%
Anchor Hocking, LLC	Delaware	March 5, 2007	100%

Direct and Indirect Domestic Subsidiaries of Oneida Ltd.

Name	Jurisdiction Incorporation	Date of Incorporation	Holder[1]	Ownership Percentage
Buffalo China, Inc.	NY	10/3/40		100%
Delco International, Ltd.	NY	11/12/52		100%
Kenwood Silver Company, Inc.	NY	1/2/62		100%
Oneida Food Service, Inc.
			Buffalo China, Inc.
	NY	6/27/02		100%
Oneida International Inc.	DE	9/22/88		100%
Oneida Silversmiths Inc.	NY	7/12/02		100%
Sakura, Inc.	NY	5/12/00		100%
THC Systems, Inc.	NY	8/26/96		100%

[1]	Oneida Ltd., unless otherwise noted.

5.13-1

Foreign Subsidiaries

Name	Jurisdiction Incorporation	Date of Incorporation	Holder[2]	Ownership Percentage
Anchor Hocking Canada, Inc.	Canada	4/12/07	Universal Tabletop, Inc.	100%
Oneida Canada, Limited	Canada	12/15/72		100%
Ceramica de Juarez SA de CV	Mexico	9/30/87	Buffalo China, Inc.[3]	100%
Oneida Italy, S.r.l. (to be dissolved)	Italy	12/21/98 via me	Oneida International Inc.	100%
Oneida, S.A. de CV.	Mexico	6/23/99		100%[4]
Oneida U.K. Limited	U.K.	5/24/00		100%
Oneida (Guangzhou)	China	8/1/08		100%
Foodservice Co., Ltd.
BT Partner Participacoes Societarias LTDA	Brazil	9/16/13	Universal Tabletop, Inc.	60%

[2]	Oneida Ltd., unless otherwise noted.
[3]	497 shares held by Buffalo China, Inc. 3 shares held by Oneida Ltd.
[4]	1 share of Series A held by Kerri Love.

5.13-2

SCHEDULE 7.03

EXISTING INDEBTEDNESS

Lender	Debtor	Date of N	Amount of Not
Oneida Ltd.	Pension Benefit Guaranty Corporation (PBGC)	9/15/06	$3,000,000 at issuance, current balance $300,000

7.03-1

SCHEDULE 7.08

TRANSACTIONS WITH AFFILIATES

None.

7.08-1

SCHEDULE 12.02

ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES

IF TO THE ADMINISTRATIVE AGENT:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Attention: Jeffery T. Rose

Telephone: (612) 217-5630

Facsimile: (612) 217-5651

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Mark R. Somerstein

Telephone: (212) 596-9000

Facsimile: (212) 596-9090

IF TO THE BORROWER:

Universal Tabletop, Inc.,

Anchor Hocking, LLC, and

Oneida Ltd.

519 North Pierce Avenue

Lancaster, OH 43170

Attention: Eric Schoenberger

Telephone: (740) 681-6417

Facsimile: (740) 681-6455

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North La Salle

Chicago, Illinois 60654

Attention: Richard W. Porter, P.C.;

David Milligan

Telephone: (312) 862-7045

Telecopy: (312) 862-2200

10.02-1

EXHIBITS

Form of
A	Committed Loan Notice
B	Notice of Withdrawal
C	Prepayment Notice
D	Budget
E	Assignment and Assumption
F	Exit Fee Assignment
G-1	U.S. Tax Compliance Certificate
G-2	U.S. Tax Compliance Certificate
G-3	U.S. Tax Compliance Certificate
G-4	U.S. Tax Compliance Certificate
H	[Reserved]
I	Exit Term Sheet
J	Interim Bankruptcy Court Order

EXHIBIT A

Form of Committed Loan Notice

To:	Wilmington Trust, National Association as Administrative Agent	[Date	]

Ladies and Gentlemen:

Reference is made to that certain Debtor-in-Possession Term Loan Agreement dated as of April 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Term Loan Agreement”), among Anchor Hocking, LLC, a Delaware limited liability company, as debtor and debtor-in-possession (“Anchor” or “Borrower Agent”), Oneida Ltd., a Delaware corporation, as debtor and debtor-in-possession (“Oneida” and together with Anchor, each individually a “Borrower” and collectively, “Borrowers”), Universal Tabletop, Inc., a Delaware corporation, as debtor and debtor-in-possession (“Holdings”) and certain of its subsidiaries party thereto, each as debtor and debtor-in-possession (together with Holdings, the “Guarantors”), each Lender from time to time party thereto and Wilmington Trust, National Association , as Administrative Agent (the “Administrative Agent). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the DIP Term Loan Agreement.

1.	The date of the Term Borrowing will be April [ ], 2015[5] (a Business Day).

2.	The proceeds of the Term Borrowing are to be credited to the DIP Term Loan Funding Account. This Committed Loan Notice complies with Section 2.02 of the DIP Loan Agreement.

3.	The principal amount of the loan to which this notice applies is $[40,000,000].

[5]	The Committed Loan Notice must be received by the Administrative Agent not later than 12:00 p.m., New York City time, one Business Day prior to (or such shorter time as agreed by the Administrative Agent) the requested date of the Term Borrowing.

Exhibit A-1

Very truly yours,

ANCHOR HOCKING, LLC, as Borrower Agent

By:
Name:
Title:

Exhibit A-2

EXHIBIT B

Form of Notice of Withdrawal

Wilmington Trust, National Association,

as Administrative Agent

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Attention: Jeffery T. Rose

Telephone: (612) 217-5630

Facsimile: (612) 217-5651

[Date]

Ladies and Gentlemen:

Reference is made to the Debtor-in-Possession Term Loan Agreement dated as of April 9, 2015 (as amended, modified or supplemented from time to time, the “DIP Term Loan Agreement”) among Anchor Hocking, LLC, a Delaware limited liability company, as debtor and debtor-in-possession (“Anchor” or “Borrower Agent”), Oneida Ltd., a Delaware corporation, as debtor and debtor-in-possession (“Oneida” and together with Anchor, each individually a “Borrower” and collectively, “Borrowers”), Universal Tabletop, Inc., a Delaware corporation, as debtor and debtor-in-possession (“Holdings”) and certain of its subsidiaries party hereto, each as debtor and debtor-in-possession (together with Holdings, the “Guarantors”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms defined in the DIP Term Loan Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. This notice constitutes a Notice of Withdrawal pursuant to Section [2.02(d)][10.05(e)] of the DIP Term Loan Agreement.

1. The date of the withdrawal from the DIP Term Loan Funding Account shall be [April 10, 2015 or such other date following the entry of the Interim Bankruptcy Court Order] [May 1, 2015] [the earlier of July 10, 2015 and the date of the Confirmation Order] [one Business Day following the Termination Declaration Date] (the “Withdrawal Date”).

2. The aggregate principal amount of the Withdrawal shall be [$17,500,000]1 [$5,000,000]2 [$12,000,000]3 [$[—]]4 (the “Withdrawal”).

3. The account to be credited with the proceeds of the Withdrawal is:

1	Amount to be up to $17,500,000 for the Withdrawal on or about April 10, 2015.
2	Amount to be up to $5,000,000 for the Withdrawal on May 1, 2015.
3	Amount to be up to $12,000,000 for the Withdrawal on the earlier of July 10, 2015 and the date of the Confirmation Order.
4	Amount to equal the Post-Carve Out Trigger Notice Cap and the then unpaid amounts of the Allowed Professional Fees in accordance with Section 10.05(e).

Exhibit B-1

Beneficiary: [Anchor Hocking, LLC, as Borrower Agent]

Account Number: [                    ]

ABA Number: [                    ]

4. [The Borrower Agent hereby represents and warrants, on behalf of the Borrowers, that the conditions to the Withdrawal on the Withdrawal Date set forth in Sections 4.02 and 4.03 are satisfied. ]5

5. The Withdrawal requested herein complies, and the application of the funds so disbursed to the Borrowers will comply, with the terms of the DIP Term Loan Agreement, including without limitation the Budget, in all respects.

[Signature page follows]

[5]	To be deleted if the Notice of Withdrawal is submitted in accordance with Section 10.05(e) following a Termination Declaration Date.

Exhibit B-2

ANCHOR HOCKING, LLC, as Borrower Agent and Borrower

By:
Name:
Title:

Exhibit B-3

EXHIBIT C

Form of Prepayment Notice

[Date]

To: Wilmington Trust, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Debtor-in-Possession Term Loan Agreement dated as of April 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Term Loan Agreement”), among Anchor Hocking, LLC, a Delaware limited liability company, as debtor and debtor-in-possession (“Anchor” or “Borrower Agent”), Oneida Ltd., a Delaware corporation, as debtor and debtor-in-possession (“Oneida” and together with Anchor, each individually a “Borrower” and collectively, “Borrowers”), Universal Tabletop, Inc., a Delaware corporation, as debtor and debtor-in-possession (“Holdings”) and certain of its subsidiaries party thereto, each as debtor and debtor-in-possession (together with Holdings, the “Guarantors”), each Lender from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the DIP Term Loan Agreement.

This Prepayment Notice is delivered to you pursuant to Section 2.03(c) of the DIP Term Loan Agreement. Borrower Agent hereby gives notice of a prepayment of the Term Loan as follows:

1.	(select Type of Term Loan)

☐	Base Rate Loan in the aggregate principal amount of $[ ][11]

☐	Eurodollar Rate Loan in the aggregate, principal amount of $[ ][12]

2.	On [ ] (a Business Day).

[Signature Page Follows]

[11]	Prepayment Notice must be received not later than 12:00 P.M. one Business Day before the date of prepayment of Base Rate Loan.
[12]	Prepayment Notice must be received not later than 12:00 P.M. three Business Days before the date of prepayment of Eurodollar Rate Loan.

Exhibit C-1

This Prepayment Notice and prepayment contemplated hereby comply with the DIP Term Loan Agreement, including Section 2.03 of the DIP Term Loan Agreement.

ANCHOR HOCKING, LLC, as Borrower Agent

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

Budget

[See attached.]

Exhibit D-1

EveryWare Global
DIP Summary	BK FILING	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7	Week 8	Week 9	Week 10	Week 11	Week 12	Week 13	Week 14	14-Week
Week Ending - USD’000	10-Apr-15	17-Apr-15	24-Apr-15	1-May-15	8-May-15	15-May-15	22-May-15	29-May-15	5-Jun-15	12-Jun-15	19-Jun-15	26-Jun-15	3-Jul-15	10-Jul-15	Total
Projected Receipts	5,693	7,206	5,429	8,364	8,358	6,474	6,209	6,086	6,537	6,147	6,361	6,504	6,782	5,544	91,695
Total Disbursements Excluding Bankruptcy Professional Fees	(11,160)	(10,845)	(11,546)	(9,900)	(7,024)	(6,577)	(6,635)	(5,805)	(8,140)	(6,075)	(7,068)	(5,652)	(6,531)	(6,264)	(109,223)
Bankruptcy Professional Fees	(1,450)	—	—	—	(163)	—	(150)	—	(325)	—	—	(2,030)	(325)	(10,895)	(15,338)
Total Disbursements	(12,610)	(10,845)	(11,546)	(9,900)	(7,187)	(6,577)	(6,785)	(5,805)	(8,465)	(6,075)	(7,068)	(7,682)	(6,856)	(17,159)	(124,561)

Net Cash Flow (Deficit)	(6,917)	(3,639)	(6,117)	(1,536)	1,171	(104)	(576)	281	(1,928)	73	(707)	(1,177)	(74)	(11,616)	(32,866)

Total Liquidity	34,473	30,834	24,717	23,181	23,181	23,181	23,181	23,181	22,025	22,025	21,391	20,214	20,140	8,224	8,224

EXHIBIT E

Form of Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [ASSIGNOR NAME] (the “Assignor”) and [ASSIGNEE NAME] (the “Assignee”). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in that certain Debtor-in-Possession Term Loan Agreement identified below (the “DIP Term Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full (the “Standard Terms and Conditions”).

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the DIP Term Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the DIP Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the DIP Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1 Assignor: [Assignor Name]

2 Assignee: [Assignee Name] [and is an Affiliate/Approved Fund of [LENDER NAME]]

3 Borrowers: Anchor Hocking, LLC, a Delaware limited liability company, as debtor and debtor-in-possession (“Anchor” or “Borrower Agent”), Oneida Ltd., a Delaware corporation, as debtor and debtor-in-possession (“Oneida” and together with Anchor, each individually a “Borrower” and collectively, “Borrowers”)

4 Administrative Agent: Wilmington Trust, National Association, as the administrative agent under the DIP Term Loan Agreement (the “Administrative Agent”)

Exhibit E-1

5 DIP Term Loan Agreement: Debtor-in-Possession Loan Agreement dated as of April 9, 2015 (as amended, restated, supplemented, or otherwise modified from time to time), among Borrowers, Universal Tabletop, Inc., a Delaware corporation, as debtor and debtor-in-possession (“Holdings”) and certain of its subsidiaries party thereto, each as debtor and debtor-in-possession (together with Holdings, the “Guarantors”), each Lender from time to time party thereto and the Administrative Agent.

6 Assigned Interest:

Aggregate Amount Term Loan for all Lenders*	Amount of Term Loan Assigned*	Percentage Assigned of Term Loan[13]	CUSIP Number
$	$	$

7 Trade Date:14

8 Effective Date:15 [            ], 20[    ]

[The remainder of this page has been intentionally left blank]

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date
[13]	Set forth as a percentage of the aggregate principal amount of the Term Loan of all Lenders.
[14]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[1][5]	To be inserted by the Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.

Exhibit E-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:
Wilmington Trust, National Association, as Administrative Agent[16]

By:
Name:
Title:

Consented to:
Anchor Hocking, LLC, as Borrower Agent[17]

By:
Name:
Title:

[16]	To be completed to the extent required under Section 12.06(b) of the DIP Term Loan Agreement.
[17]	To be completed to the extent required under Section 12.06(b) of the DIP Term Loan Agreement.

Exhibit E-3

ANNEX 1 TO

ASSIGNMENT AND ASSUMPTION

[        18         ]

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the DIP Term Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings and Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken addition necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the DIP Term Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the DIP Term Loan Agreement (subject to receipt of such consents as may be required under the DIP Term Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the DIP Term Loan Agreement and the other Loan Documents and other instruments or documents furnished pursuant thereto as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the DIP Term Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 of the DIP Term Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) if it is not already a Lender under the DIP Term Loan Agreement, attached to the Assignment and Assumption is a completed administrative questionnaire, (vii) subject to Section 12.06(b) of the DIP Term Loan Agreement, the

[18]	Describe DIP Term Loan Agreement at option of Administrative Agent.

Exhibit E-4

Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date, unless waived by the Administrative Agent in its sole discretion, and (viii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 3.01 of the DIP Term Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date referred to in this Assignment and Assumption, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of laws principles.

Exhibit E-5

EXHIBIT F

Form of Exit Fee Assignment

This Exit Fee Assignment (this “Exit Fee Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [ASSIGNOR NAME] (the “Assignor”) and [ASSIGNEE NAME] (the “Assignee”). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in that certain Debtor-in-Possession Term Loan Agreement identified below (the “DIP Term Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Exit Fee Assignment as if set forth herein in full (the “Standard Terms and Conditions”).

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the DIP Term Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as an Applicable Holder under the DIP Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Applicable Portion identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as an Applicable Holder) against any Person, whether known or unknown, arising under or in connection with the DIP Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Exit Fee Assignment, without representation or warranty by the Assignor.

1 Assignor: [Assignor Name]

2 Assignee: [Assignee Name]

3 Borrowers: Anchor Hocking, LLC, a Delaware limited liability company, as debtor and debtor-in-possession (“Anchor” or “Borrower Agent”), Oneida Ltd., a Delaware corporation, as debtor and debtor-in-possession (“Oneida” and together with Anchor, each individually a “Borrower” and collectively, “Borrowers”)

4 Administrative Agent: Wilmington Trust, National Association, as the administrative agent under the DIP Term Loan Agreement (the “Administrative Agent”)

Exhibit F-1

5 DIP Term Loan Agreement: Debtor-in-Possession Loan Agreement dated as of April 9, 2015 (as amended, restated, supplemented, or otherwise modified from time to time), among Borrowers, Universal Tabletop, Inc., a Delaware corporation, as debtor and debtor-in-possession (“Holdings”) and certain of its subsidiaries party thereto, each as debtor and debtor-in-possession (together with Holdings, the “Guarantors”), each Lender from time to time party thereto and the Administrative Agent.

6 Assigned Interest:

Aggregate Amount of Applicable Portion	Assigned Applicable Portion
100%	[ ]%

7 Trade Date:

8 Effective Date:19 [            ], 20[    ]

[The remainder of this page has been intentionally left blank]

[19]	To be inserted by the Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.

Exhibit F-2

The terms set forth in this Exit Fee Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:
Wilmington Trust, National Association, as Administrative Agent

By:
Name:
Title:

Exhibit F-3

ANNEX 1 TO

EXIT FEE ASSIGNMENT

[        20         ]

STANDARD TERMS AND CONDITIONS FOR

EXIT FEE ASSIGNMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Exit Fee Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the DIP Term Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings and Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken addition necessary, to execute and deliver this Exit Fee Assignment and to consummate the transactions contemplated hereby and to become an Applicable Holder under the DIP Term Loan Agreement, (ii) it meets all requirements of an Eligible Exit Fee Assignee under the DIP Term Loan Agreement (subject to receipt of such consents as may be required under the DIP Term Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the DIP Term Loan Agreement and the other Loan Documents and other instruments or documents furnished pursuant thereto as an Applicable Holder thereunder and, to the extent of the Assigned Interest, shall have the obligations of an Applicable Holder thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the DIP Term Loan Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Exit Fee Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Applicable Holder, (vi) if it is not already an Applicable Holder under the DIP Term Loan Agreement, attached to the Exit Fee Assignment is a completed administrative questionnaire, (vii) subject to Section 2.04(d)(iv) of the DIP Term Loan Agreement, the Administrative Agent has received a processing and

[20]	Describe DIP Term Loan Agreement at option of Administrative Agent.

Exhibit F-4

recordation fee of $3,500 as of the Effective Date, unless waived by the Administrative Agent in its sole discretion, and (viii) attached to the Exit Fee Assignment is any documentation required to be delivered by it pursuant to Section 2.04(d) of the DIP Term Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Applicable Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as an Applicable Holder.

2. General Provisions. This Exit Fee Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Exit Fee Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Exit Fee Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Exit Fee Assignment. This Exit Fee Assignment shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of laws principles.

Exhibit F-5

EXHIBIT G-1

Form of United States Tax Compliance Certificate

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Debtor-in-Possession Term Loan Agreement dated as of April 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Term Loan Agreement”), among Anchor Hocking, LLC, a Delaware limited liability company, as debtor and debtor-in-possession (“Anchor” or “Borrower Agent”), Oneida Ltd., a Delaware corporation, as debtor and debtor-in-possession (“Oneida” and together with Anchor, each individually a “Borrower” and collectively, “Borrowers”), Universal Tabletop, Inc., a Delaware corporation, as debtor and debtor-in-possession (“Holdings”) and certain of its subsidiaries party thereto, each as debtor and debtor-in-possession (together with Holdings, the “Guarantors”), each Lender from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the DIP Term Loan Agreement.

Pursuant to the provisions of Section 3.01(e) of the DIP Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a ten percent shareholder of any Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments on the Term Loan are not effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished the Administrative Agent and Borrower Agent with two duly completed copies of a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform Borrower Agent and the Administrative Agent in writing and deliver promptly to the Borrower Agent and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower Agent or the Administrative Agent), and (2) the undersigned shall furnish Borrower Agent and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by Borrowers or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

Exhibit G-1-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[Lender]

By:
Name:
Title:

[Address]

Dated: [            ], 20[    ]

Exhibit G-1-2

EXHIBIT G-2

Form of United States Tax Compliance Certificate

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Debtor-in-Possession Term Loan Agreement dated as of April 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Term Loan Agreement”), among Anchor Hocking, LLC, a Delaware limited liability company, as debtor and debtor-in-possession (“Anchor” or “Borrower Agent”), Oneida Ltd., a Delaware corporation, as debtor and debtor-in-possession (“Oneida” and together with Anchor, each individually a “Borrower” and collectively, “Borrowers”), Universal Tabletop, Inc., a Delaware corporation, as debtor and debtor-in-possession (“Holdings”) and certain of its subsidiaries party thereto, each as debtor and debtor-in-possession (together with Holdings, the “Guarantors”), each Lender from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the DIP Term Loan Agreement.

Pursuant to the provisions of Section 3.01(e) of the DIP Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Term Loan, (iii) with respect to the extension of credit pursuant to this DIP Term Loan Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Term Loan are not effectively connected with a United States trade or business conducted by the undersigned or its direct or indirect partners/members that are claiming the portfolio interest exemption.

The undersigned has furnished the Administrative Agent and Borrower Agent with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform Borrower Agent and the Administrative Agent in writing and deliver promptly to the Borrower Agent and the Administrative Agent an updated certificate or other appropriate

Exhibit G-2-1

documentation (including any new documentation reasonably requested by the Borrower Agent or the Administrative Agent) or promptly notify the Borrower Agent and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished Borrower Agent and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

Exhibit G-2-2

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[Lender]

By:
Name:
Title:

[Address]

Dated: [            ], 20[    ]

Exhibit G-2-3

EXHIBIT G-3

Form of United States Tax Compliance Certificate

(For Non-U.S. Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is made to that certain Debtor-in-Possession Term Loan Agreement dated as of April 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Term Loan Agreement”), among Anchor Hocking, LLC, a Delaware limited liability company, as debtor and debtor-in-possession (“Anchor” or “Borrower Agent”), Oneida Ltd., a Delaware corporation, as debtor and debtor-in-possession (“Oneida” and together with Anchor, each individually a “Borrower” and collectively, “Borrowers”), Universal Tabletop, Inc., a Delaware corporation, as debtor and debtor-in-possession (“Holdings”) and certain of its subsidiaries party thereto, each as debtor and debtor-in-possession (together with Holdings, the “Guarantors”), each Lender from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the DIP Term Loan Agreement.

Pursuant to the provisions of Section 3.01(e) and Section 12.06(d) of the DIP Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of any Borrower within the meaning of Code Section 881(c)(3)(B)(,iv) it is not “a controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) interest payments with respect to such participation are not effectively connected with United States trade or business conducted by the undersigned.

The undersigned has furnished its participating non-U.S. Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such non-U.S. Lender in writing and deliver promptly to such non-U.S. Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such non-U.S. Lender) or promptly notify such non-U.S. Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

Exhibit G-3-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[Lender]

By:
Name:
Title:

[Address]

Dated: [            ], 20[    ]

Exhibit G-3-2

EXHIBIT G-4

Form of United States Tax Compliance Certificate

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Debtor-in-Possession Term Loan Agreement dated as of April 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Term Loan Agreement”), among Anchor Hocking, LLC, a Delaware limited liability company, as debtor and debtor-in-possession (“Anchor” or “Borrower Agent”), Oneida Ltd., a Delaware corporation, as debtor and debtor-in-possession (“Oneida” and together with Anchor, each individually a “Borrower” and collectively, “Borrowers”), Universal Tabletop, Inc., a Delaware corporation, as debtor and debtor-in-possession (“Holdings”) and certain of its subsidiaries party thereto, each as debtor and debtor-in-possession (together with Holdings, the “Guarantors”), each Lender from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the DIP Term Loan Agreement.

Pursuant to the provisions of Section 3.01(e) and Section 12.06(d) of the DIP Term Loan Agreement, the undersigned hereby certificate (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments with respect to such participation are not effectively connected with a United States trade or business conducted by the undersigned or its direct or indirect partners/members that are claiming the portfolio interest exemption.

The undersigned has furnished its participating non-U.S. Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such non-U.S. Lender in writing and deliver promptly to such non-U.S. Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such non-U.S.

Exhibit G-4-1

Lender) or promptly notify such non-U.S. Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

Exhibit G-4-2

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[Lender]

By:
Name:
Title:

[Address]

Dated: [            ], 20[    ]

Exhibit G-4-3

EXHIBIT I

Exit Term Sheet

[See attached.]

Exhibit I-1

Annex III

Exit Term Loan Facility

Summary of Principal Terms and Conditions

Borrowers	Reorganized New Anchor Hocking LLC and Reorganized New Oneida Ltd. (the “Borrowers”).

Guarantors	Reorganized New Universal TableTop, Inc. (“Holdings”) and each of the Borrower’s wholly-owned domestic subsidiaries (the “Guarantors”), and together with the Borrowers, the “Loan Parties”.

Exit Term Loan Facility	Senior secured term loan facility (the “Exit Term Loan Facility” or the “Exit Financing”) comprised of term loans (the “Exit Term Loans”) converted on a dollar-for-dollar basis from the loans under the Borrowers’ debtor-in-possession credit agreement (the “DIP Facility”) on the Closing Date (as defined below), the holders thereof referred to as the “Lenders”. Exit Term Loans that are prepaid may not be reborrowed.

The “Plan” means the Chapter 11 Plan of Reorganization and the related disclosure statement of EveryWare Global, Inc. (the “Parent”), the Borrowers, Holdings and certain of the Borrowers’ subsidiaries (collectively, the “Debtors”) filed with the Bankruptcy Court on the Petition Date. The reorganization contemplated by the Plan is referred to herein as the “Reorganization.”

Existing Debt Arrangements	The Borrowers are party to:

(i) that certain Term Loan Agreement, dated as of May 21, 2013 (as amended and supplemented from time to time, the “Prepetition Term Loan Agreement”) among the Borrowers, Holdings, Deutsche Bank AG New York Branch, as administrative agent (the “Prepetition Term Agent”), and the lenders party thereto from time to time (the “Prepetition Term Lenders”) (in each case as amended, supplemented or otherwise modified prior to the date hereof, and including all exhibits and other ancillary documentation in respect thereof, the “Prepetition Term Facility”, and all instruments and documents executed at any time in connection with the Prepetition Term Facility, shall be referred to collectively as the “Prepetition Term Loan Documents”);

(ii) that certain Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (as amended and supplemented from time to time, the “ABL Agreement”), among the Borrowers, Holdings, each subsidiary of Holdings party thereto as a guarantor, Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “ABL Agent”), and the lenders party thereto from time to time (the “ABL Lenders”) (in each case as amended, supplemented or otherwise modified prior to the date hereof, and including all exhibits and other ancillary documentation in respect thereof, the “ABL Facility”, and all instruments and documents executed at any time in connection with the ABL Facility, shall be referred to collectively as the “ABL Documents”);

and

(iii) that certain Intercreditor Agreement, dated as of May 21, 2013, among the ABL Agent and the Prepetition Term Agent.

Use of Proceeds	The Exit Term Loan Facility will be used to refinance all “Loans” under the DIP Facility on the Closing Date.

Closing Date	The date on which the Exit Term Loans are issued under the Exit Term Loan Facility and the Reorganization is consummated pursuant to the Plan (the “Closing Date”).

Maturity	The date that is 3 years after the Closing Date.

Collateral	A perfected first priority lien (subject to the same exceptions provided under the Prepetition Term Loan Facility) on all real property, equity interests, equipment, intellectual property and other collateral, and all instruments, securities, financial assets and other types of collateral subject to a first-priority lien under the Prepetition Term Loan Facility including direct proceeds thereof (the “Collateral”) and a perfected second priority lien on the collateral securing the ABL Facility (or any other revolving credit facility that replaces the ABL Facility to the extent the maximum amount to be borrowed thereunder is not greater than the maximum amount that could be borrowed under the ABL Facility (giving full credit to the borrowing base thereunder and without giving effect to any reserves or other reductions or impairments of availability thereunder), collateral securing such other revolving credit facility is not of a different type or more extensive than the collateral securing the ABL Facility and the other terms of such other revolving credit facility are not materially worse or stricter than those contained in the ABL Facility (such replacement revolving credit facility, a “New Revolving Facility”)).

Conditions to Closing	Usual and customary for facilities of this type, including, without limitation, the following:

A.     None of the Required Lenders or the Administrative Agent (as defined below) becoming aware after the Petition Date of any information or other matter affecting the Parent and its subsidiaries or the transactions contemplated hereby which is inconsistent in a material and adverse way with the information or other matters, taken as a whole, disclosed prior to March 31, 2015.

B.     Since September 30, 2014, there not having occurred any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate a Material Adverse Effect. “Material Adverse Effect” means (i) a material adverse effect on the operations, business, properties or financial condition of Holdings and its subsidiaries, taken as a whole (other than by virtue of the commencement of the Chapter 11 Cases and the events and conditions related and/or leading up to and effects thereof), (ii) a material adverse effect on the ability of Holdings and its subsidiaries (taken as a whole) to perform their respective obligations under the Exit Term Loans or (iii) a material adverse effect on the validity or enforceability of documentation with respect to the Exit Term Loans or the rights and remedies of the Lenders thereunder.

C.     The negotiation, execution and delivery of an amendment to or a new intercreditor agreement between the Administrative Agent and the ABL Agent or such other administrative agent for the New Revolving Facility and such other customary definitive documentation in respect of the Exit Financing consistent with the terms set forth in this Term Sheet and otherwise satisfactory to the Required Lenders and the Administrative Agent (the “Exit Financing Documentation”).

D.     The satisfaction of the Required Lenders and the Administrative Agent, in their sole discretion, with:

•       the Plan and the related disclosure statement;

•       the terms of any New Revolving Facility or any amendment to the ABL Facility and the definitive documentation in respect thereof;

•       the business plan of the Loan Parties; and

•       the terms, entry and effectiveness of a final, non-appealable confirmation order with respect to the Plan.

E.     The Reorganization shall have been consummated in accordance with the Plan (all conditions set forth therein having been satisfied or waived (with any such waiver having been approved by the Required Lenders)), and substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of the Plan in accordance with its terms shall have occurred contemporaneously with the closing of the Exit Term Loans.

F.      The Required Lenders and the Administrative Agent shall be reasonably satisfied that, on the Closing Date, immediately after giving effect to the consummation of the Plan, the issuance of the Exit Term Loans to occur on the Closing Date and any other transactions to occur on the Closing Date, (i) Holdings, the Borrowers and their subsidiaries shall have unrestricted (other than Liens created under the Exit Financing Documentation, the ABL Facility or New Revolving Facility) cash and cash equivalents, plus availability under the ABL Facility or New Revolving Facility in an aggregate amount not less than an amount to be agreed and (ii) Holdings, the Borrowers and their subsidiaries shall have outstanding no indebtedness or preferred stock other than indebtedness outstanding under (x) the Exit Financing and (y) the ABL Facility or the New Revolving Facility.

G.     The terms and conditions of the Exit Term Loan Facility shall be substantively consistent with the terms and conditions described herein or otherwise satisfactory to the Required Lenders and the Administrative Agent.

H.     Delivery of evidence that all required insurance has been maintained and that the Administrative Agent has been named as loss payee and additional insured.

I.       Accuracy of representations and warranties contained in the Exit Financing Documentation and the DIP Facility documentation in all material respects (or, in the case of representations and warranties that are qualified by materiality, in all respects) and absence of default and Event of Default under the Exit Financing Documentation and the DIP Facility documentation.

J.      Compliance with customary documentation conditions, including the delivery of customary legal opinions and closing certificates (including a customary solvency certificate), good standing certificates and certified organizational documents, in each case, in form and substance satisfactory to the Required Lenders and the Administrative Agent.

K.     The Administrative Agent shall have a perfected first priority security interest in the first-priority Collateral and a perfected second priority lien on the collateral securing the ABL Facility or any New Revolving Facility (in each case, subject to permitted liens).

L.     The Borrowers shall have delivered all financial statements and other reports required to be delivered by it pursuant to the DIP Facility within the time periods specified in such sections.

M.    All requisite governmental and third party approvals shall have been obtained, and there shall be no litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome restrictions on the Reorganization or the Exit Term Loans.

N.     Delivery of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, in each case at least two (2) business days prior to the Closing Date to the extent requested and at least five (5) business days prior to the Closing Date.

O.     Payment by the Borrowers on the Closing Date of (i) the Exit Facility Conversion Fees set forth below in respect of the full amount of the Exit Term Loans as of the Closing Date, (ii) the administrative and collateral agency fee due on such date, (iii) the fees of Milbank, Tweed Hadley & McCloy LLP in connection with the transactions hereunder and (v) all expenses payable on the Closing Date pursuant to the terms hereof.

P.      The Required Lenders and the Administrative Agent shall be satisfied with the flow of funds in connection with the closing.

Interest Rate	All amounts outstanding under the Exit Term Loan Facility will bear interest at the Eurodollar Rate (which in no event shall be less than 1.00%) plus 9.00% per annum.

As used herein, the terms “Eurodollar Rate” will have meanings customary and appropriate for financings of this type, and the basis for calculating accrued interest and the interest periods for loans bearing interest at the Eurodollar Rate will be customary and appropriate for financings of this type.

During the continuance of an Event of Default, the loans and all other outstanding obligations will bear interest at an additional 2.00% per annum above the interest rate otherwise applicable.

Exit Facility Conversion Fee:	A non-refundable fee payable in the form of common stock in the amount equal to 10% of the pro forma common stock (after giving effect to equity granted to Prepetition Term Lenders, prepetition equity holders and the Backstop Fee but excluding allocations of stock for the Management Incentive Plan (as such term is defined in the Plan)), which shall be earned and payable on the Closing Date.[4]

Scheduled Amortization	1.00% per annum

Call Protection	No call for 2 years, callable at 101% of par thereafter; provided that no premium or penalty shall apply to any mandatory prepayment or scheduled amortization.

Mandatory Prepayments	The Exit Term Loans shall be prepaid with:

(i)     100% of the net cash proceeds of any non-ordinary course asset sales or casualty or condemnation events (subject to (a) first offering paydown to the ABL Facility or New Revolving Facility with respect to collateral subject to first-priority liens securing the ABL Facility or New Revolving Facility and (b) subject to reinvestment rights and de minimis exclusions to be agreed);

(ii) 100% of the proceeds of debt incurrences or issuances of disqualified preferred stock (other than debt or disqualified preferred stock permitted under the Exit Financing Documentation);

(iii) 50% of the net cash proceeds received from the sale or issuance of equity securities or interests; and

(iv) excess cash flow sweep to be negotiated.

Representations and Warranties	Usual and customary for facilities of this type.

Affirmative and Negative Covenants

Usual and customary for facilities of this type.

The covenant limiting indebtedness shall, in addition to other customary exceptions, permit the Borrowers to incur additional secured debt, secured by liens ranking pari passu with the Term Loans, in an amount up to $5,000,000 and additional secured debt under the ABL Facility or New Revolving Facility to the extent supported by the borrowing base thereunder.

If requested by the Required Lenders, the Borrowers shall use its reasonable best efforts to cause the Exit Term Loans to receive a rating from each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.

[4]	Failure to convert – see Annex II of DIP Term Sheet.

Financial Covenants	Maximum leverage, minimum fixed charge coverage ratio, maximum capital expenditure and minimum EBITDA.

Events of Default	Usual and customary for facilities of this type.

Financial and Other Reporting	Usual and customary for facilities of this type.

Amendments and Voting	Usual and customary for facilities of this type.
Required Lenders	Lenders holding a majority of the Exit Term Loans (the “Required Lenders”).

Expenses and Indemnification	Usual and customary for facilities of this type.

Other Provisions	The Exit Financing Documentation will include customary provisions regarding increased costs, illegality, tax indemnities, waiver of trial by jury and other similar provisions.

Assignments and Participations	Usual and customary for facilities of this type.
Governing Law	State of New York.

Administrative Agent and Collateral Agent	Wilmington Trust, National Association (the “Administrative Agent”).

Counsel to the Administrative Agent	Milbank, Tweed, Hadley & McCloy LLP

EXHIBIT J

Form of Interim Bankruptcy Court Order

[to be attached.]

Exhibit J-1